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                                                EXHIBIT 1

        AMENDED AND RESTATED MANVILLE PERSONAL INJURY
                 SETTLEMENT TRUST AGREEMENT


       Amended and Restated Manville Personal Injury
Settlement Trust Agreement, dated as of April 29, 1997, among Schuller Corporation, f/k/a Manville Corporation (the
"Company"), as successor to the Trustors (as hereinafter defined), and Robert A. Falise, Louis Klein, Jr., Frank J.
Macchiarola and Christian E. Markey, Jr., as trustees (such persons and their successors appointed pursuant hereto, the "Trustees") and successors to the Original Trustees (as hereinafter defined).

       WHEREAS, Johns-Manville Corporation, Manville
Corporation, Manville Sales Corporation, Manville Canada
Inc., Manville Investment Corporation, Ken-Caryl Ranch
Corporation and SAL Contract & Supply, Inc., (the
"Trustors"), filed petitions for reorganization under chapter 11 of the Code on August 26, 1982; and

       WHEREAS, in order to effectuate the Plan, to provide for the payment of Trust Claims and to receive the benefits under the Internal Revenue Code of so providing for certain of such payments, the Trustors, as trustors, entered into the Manville Personal Injury Settlement Trust Agreement dated as of November 28, 1988 (the "Original Trust Agreement") with Donald M. Blinken, Daniel Fogel, Francis H. Hare, Jr., Christian E. Markey, Jr., and John C. Sawhill, as trustees, (the "Original Trustees"), and transferred the Trust Estate to the Trust pursuant thereto; and

       WHEREAS, the Original Trust Agreement has previously been amended by an Amendment to Trust Agreement dated as of February 14, 1989, a Second Amendment dated as of November 15, 1990, a Third Amendment dated as of December 6, 1991, a Fourth Amendment dated as of August 6, 1992, a Fifth Amendment dated as of December 9, 1992, a Sixth Amendment dated as of November 5, 1993, a Seventh Amendment dated as of September 22, 1994, an Eight Amendment dated as of August 15, 1995, a Ninth Amendment dated as of March 27, 1996, and a Tenth Amendment dated as of November 21, 1995; and

       WHEREAS, the Company and the Trustees wish to amend and restate the Original Trust Agreement, as previously amended and as further amended pursuant hereto, in the form set forth hereinbelow;

       NOW, THEREFORE, THIS TRUST AGREEMENT WITNESSETH AND
IT IS HEREBY DECLARED as follows:

                          ARTICLE I

                         DEFINITIONS

       Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined have the meanings assigned to them in Exhibit A hereto.

                         ARTICLE II

                    DECLARATION OF TRUST

       2.01    NAME.  The Trust shall be known as "Manville
Personal Injury Settlement Trust", and the Trustees may transact the business and affairs of the Trust in that name.

       2.02    PURPOSES.  The purposes of the Trust are:

          (i) to use the assets in the Trust Estate to deliver fair, adequate and equitable compensation to bona fide Beneficiaries, whether presently known or unknown, without overpaying or underpaying any claims and with settlement to be preferred over arbitration, arbitration to be preferred over resort to the tort system, and fair and efficient resolution of claims to be preferred over all else;

          (ii)  to enhance and preserve the Trust Estate;

          (iii) otherwise to carry out the provisions of this Trust Agreement, the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, Annex D to this Agreement, the PD Supplemental Agreement and any other agreements into which the Trustees have entered or will enter in connection with the Plan.

In furtherance of the foregoing purposes, the Trustees shall be responsible for supervising and administering the Claims Resolution Facility, unless such facility is an Industry-Wide Claims Handling Facility, in which event the Trustees shall be responsible for monitoring and supervising the Trust's participation in such facility.

       2.03 TRANSFER OF ASSETS. The Trustors transferred and assigned to the Trust the assets listed in Part A of
Schedule I hereto, having theretofore obtained all consents and taken all other steps prerequisite to such transfer and assignment. The Company, as the successor of the Trustors for this purpose, shall take any and all steps as may be further necessary to effectuate fully the transfer and assignment of such assets to the Trust. Upon execution and delivery by the Original Trustees of the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, the Trust in addition received or became entitled to receive from the Company the assets listed in Parts B and C of Schedule I hereto in accordance with the terms of the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement.

       2.04 ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES. In connection with and in furtherance of its purposes and subject to Section 5.04, the Original Trustees hereby expressly accepted the transfer and assignment to the Trust of the assets listed on Schedule I hereto and the Trust hereby further expressly assumes or undertakes all Trust Claims and all Indemnification Liabilities. Except as otherwise provided in the Claims Resolution Procedures as such procedures are amended by the Trust Distribution Process, Annex C to this Agreement, and the Co-Defendants' Procedures as such procedures are amended by the Trust Distribution Process, the Trust shall have all defenses, cross claims, and rights to liens, offsets and recoupment that the Company and other Debtors would have had under applicable nonbankruptcy law with respect to the Trust Claims and Indemnification Liabilities assumed by the Trust. Except as amended by the Trust Distribution Process, (a) the Trust shall not have any obligation with respect to any warranty, guarantee or indemnification liability or obligation constituting an AH Claim or an Other Asbestos Obligation or an Indemnification Liability under Clause (b) of the definition thereof, unless (i) the Trust is notified of the assertion of the underlying claim giving rise to the warranty, guarantee or indemnification liability or obligation against the Person entitled to the benefits of such warranty, guarantee or indemnification promptly after the later of the Consummation Date and the date on which such Person becomes aware of the underlying claim, (ii) following the Consummation Date the Trust is provided the opportunity to conduct the defense of such claim and (iii) neither any of the Trustors nor such other Person settles such claim without the consent of the Trust and (b) the Trust shall not pay any contribution liability or obligation constituting an AH Claim or an Other Asbestos Obligation, other than an Indemnity Claim or a Contribution Claim, or constituting an Indemnification Liability unless and until the aggregate liability of the Trust in respect of the claim underlying such contribution liability or obligation, whether directly or through contribution, has been Liquidated. Following assertion of any claim against any past or present officer, director or employee of any of the Trustors that gives rise to a Trust Claim by such officer, director or employee for indemnification from the Trust or of any claim that gives rise to an Indemnification Liability, the Trust shall assume and conduct the defense of the underlying claim, PROVIDED that the conditions set forth in Clauses (a)(i) and (iii) of this Section 2.04 are satisfied.

                         ARTICLE III

                POWERS; TRUST ADMINISTRATION

       3.01 POWERS. (a) Subject to the limitations set forth in this Trust Agreement, the Trustees shall have the power to take any and all such actions as in the judgment of the Trustees are necessary or convenient to effectuate the purposes of the Trust, including, without limitation, each power expressly granted in Subsection (b) below and any power reasonably incidental thereto.

       (b)    Without limiting the generality of Subsection
(a) above, the Trustees shall have the power to:

          (i) receive and hold the Trust Estate, and invest and re-invest monies, other assets and proceeds held from time to time therein;

          (ii) supervise and administer the Claims
     Resolution Facility, or if such facility is an Industry-Wide Claims Handling Facility, monitor and supervise the Trust's participation in such facility, or create, own or acquire an ownership interest in a claims resolution facility as described in Clause (xvii) below and supervise and administer such claims resolution facility or monitor and supervise the Trust's participation therein;

          (iii) pay Indemnification Liabilities and other
     Trust Expenses and Trust Claims either Liquidated in accordance with the Claims Resolution Facility or the Co-Defendants' Procedures, as such procedures are amended by the Trust Distribution Process, as applicable, or otherwise Allowed;

          (iv) borrow money and issue notes and other evidences of indebtedness (which notes or other evidences of indebtedness may exonerate the Trustees from personal liability with respect thereto) in the ordinary course of operations for payment of Indemnification Liabilities and other Trust Expenses and Trust Claims and secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property or income;

          (v) enter into the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, the PD Supplemental Agreement and any other agreements required by the Plan and perform all of the Trust's obligations thereunder;

          (vi) exercise all rights and benefits available to the Trust with respect to the Insurance Coverage, subject to the provisions of the Supplemental
     Agreement, as amended by the Second Amended and Restated Supplemental Agreement;

          (vii) exercise all rights and benefits accruing to the Trust as owner of any shares the Trust may own from time to time of Manville Common Stock, subject to the provisions of the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement, and any other securities or instruments of the Company or of any other issuer;

          (viii) take all actions contemplated hereunder with respect to the funds created hereby and, subject to Section 4.01(d), establish such funds, reserves and accounts within the Trust Estate, in addition to the funds created hereby, as deemed by the Trustees to be useful in carrying out the purposes of the Trust;

          (ix) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding, including, without limitation, in connection with the Claims Resolution
     Facility;

          (x) amend the Bylaws;

          (xi) appoint such officers, including a Managing Trustee, and hire such employees and engage such legal, financial, investment and other advisors, managers and agents as, in the judgment of the Trustees, the business of the Trust requires, and pay the Trustees (subject to Section 5.05) and such officers (subject to Section 5.05 in the case of the Managing Trustee), employees, advisors, managers and agents reasonable compensation;

          (xii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Trust
     (possibly including, without limitation, engaging a Person having trust powers to act as paying agent, depositary, custodian, or trustee with respect to funds, reserves or accounts created hereby or established pursuant hereto);

          (xiii) indemnify (and purchase insurance indemnifying or in lieu of or in addition to such insurance, escrow monies out of the assets of the Trust to establish self-insurance funds indemnifying) (A) the Trustees and officers, employees, agents and representatives of the Trust to the fullest extent that a corporation organized under Delaware law is from time to time entitled to indemnify its directors, officers, employees, agents and representatives, and (B) financial advisors, independent auditors, and investment bankers engaged by the Trust where such indemnification is determined by the Trustees to be necessary or appropriate to serve the objectives of the Trust, which indemnification and insurance may also cover, without limitation, claims based on occurrences during the period from January 9, 1987 to the Consummation Date; and without limiting the foregoing, to establish a segregated security fund of up to $30,000,000, to be set aside out of the assets of the Trust and devoted exclusively to securing the obligations of the Trust to indemnify such of the Trustees and officers, employees, agents, representatives, financial advisors, independent auditors, and investment bankers of the Trust as may be specified in the instrument or instruments governing such fund or in amendments thereto;

          (xiv) enter into any contract or otherwise engage in any transaction with any Trustee or any Person affiliated with any Trustee PROVIDED that such contract or such transaction is approved by the majority vote of not less than 80% of the Trustees none of whom is a party to or otherwise involved in, or has an interest in, such contract or transaction, it being understood that to the extent permitted by law the usual rules prohibiting fiduciaries from dealing with themselves as individuals or from dealing with respect to any matter in which they have a personal interest shall not apply to the Trustees;

          (xv) delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Trust Estate to any one or more reputable individuals or recognized institutional advisers or investment managers without liability for any action taken or omission made because of any such delegation;

          (xvi) consult with the Company at such times and with respect to such issues relating to the conduct of the Trust as the Trustees consider desirable;

          (xvii) at any time after the second anniversary of the Consummation Date, withdraw from the Claims Resolution Facility and create, enter into, participate with others in or merge with, any other claims resolution facility (including, without limitation, a claims resolution facility that handles personal injury and/or property damage claims related to asbestos brought against one or more Persons other than the Trust, in addition to handling Trust Claims for the Trust) or an Industry-Wide Claims Handling Facility, if the Trustees shall determine by unanimous vote, after consultation with the Selected Counsel for the Beneficiaries and any other interested parties whom the Trustees desire to consult, that the purposes and substantive procedures of such other claims resolution facility or such Industry-Wide Claims Handling Facility are consistent with those of the Claims Resolution Facility, which determination by the Trustees shall be final, binding and non-appealable;

          (xviii) make any investment or carry on any activity permitted by Section 4.03 hereof,

          (xix) serve as a director of any corporation
     (including, without limitation, the Company or any of its Affiliates) in which the Trust directly or indirectly holds an equity or debt investment (a "Portfolio Company"), including, without limitation, service on any committees or subcommittees of the board of directors of any such Portfolio Company; provided that, commencing on October 1, 1993, any Trustee who also serves concurrently as a director of any Portfolio Company at the request of the Trust (a "Trustee Director") will instruct such Portfolio Company to pay directly to the Trust all meeting fees and annual retainers which such Trustee-Director is entitled to receive in his or her capacity as a director or board committee member of such Portfolio Company, so long as such Trustee remains both a Trustee and a director of such Portfolio Company. For the foregoing purposes, any person who is serving concurrently as a Trustee of the Trust and a director of Schuller Corporation or any majority-owned subsidiary of Schuller Corporation (each, a "Manville Company") will, so long as the Trust continues to own directly or indirectly more than 50% of the outstanding common stock of Schuller Corporation, be conclusively presumed to be serving as a director of such Manville Company at the request of the Trust.

       (c) The Trustees shall not have the power to Guarantee any Debt of other Persons.

       3.02 ADMINISTRATION. (a) The Trustees have adopted the Bylaws (Annex A to this Trust Agreement) and may make such amendments thereto as the Trustees may approve by resolution adopted by all of the Trustees or by written instrument signed by all of the Trustees. To the extent not inconsistent with the terms of this Trust Agreement, the Bylaws govern the affairs of the Trust.

       (b) The accounting period for the Trust shall be the Fiscal Year.

       (c) The Trustees shall timely file, or shall deliver to the Company such documents and other information as the Company may reasonably require in order to permit it to timely file, such income tax and other returns and statements as are required to comply with applicable provisions of the Internal Revenue Code and of any state law and the regulations promulgated thereunder.

       (d) (i) The Trustees shall cause to be prepared and filed with the Court, as soon as available and in any event within 60 days following the end of each Fiscal Year, an annual report containing financial statements of the Trust (including, without limitation, a balance sheet of the Trust as of the end of such Fiscal Year and a statement of operations for such Fiscal Year) audited by a nationally recognized firm of Independent public accountants selected by the Trustees and certified by such firm as to fairness of presentation and consistency.

          (ii) The Trustees shall cause to be prepared and filed with the Court as soon as available and in any event within 30 days following the end of each of the first three quarters of each Fiscal Year, a quarterly report containing financial statements of the Trust
     (including, without limitation, an unaudited balance sheet of the Trust as of the end of such quarter and a statement of operations for such quarter), certified
     (subject to normal year-end adjustments) as to the fairness of presentation and consistency by an appropriate officer of the Trust.

          (iii) Simultaneously with delivery of each set of financial statements referred to in Subsections (i) and
     (ii) above, the Trustees shall cause to be prepared and filed with the Court a report containing a summary (in reasonable detail) of the following information with respect to the period covered by the financial statement:

               (A) if the Trustees are not participating in an Industry-Wide Claims Handling Facility, the number of Trust Claims Liquidated and the average amount per Trust Claim paid or payable;

               (B)  if the Trustees are participating in an
          Industry-Wide Claims Handling Facility or a claims resolution facility that handles claims against other Persons in addition to Trust claims, the information called for by Clause (A) above, modified as necessary to account for the degree and manner in which information is supplied to the Trustees by such facility with respect to liquidation and payment of Trust Claims;

               (C)  the amount of investment income earned
          by the Trust; and

               (D) the amount of Trust Expenses incurred by the Trust.

       (e) The Trustees shall cause to be prepared as soon as practicable prior to the commencement of each Fiscal
Year a budget and cash flow projections covering such Fiscal
Year and the succeeding four Fiscal Years.

                         ARTICLE IV

               FUNDS, PAYMENTS AND INVESTMENTS

       4.01 FUNDS. (a) There is hereby created within the Trust Estate the "Basic Trust Fund" consisting of those assets listed in Part A of Schedule I hereto.

       (b) There is hereby created within the Trust Estate the "Stock Proceeds Fund" to consist of all proceeds from the sale or other disposition (other than by conversion of Series A Preferred Stock) by the Trustees of any of the assets listed in Part C of Schedule I hereto (including Manville Common Stock issued on conversion of Series A Preferred Stock).

       (c) Subject to Section 2.02 hereof, the Trustees may, from time to time, create additional funds, reserves and accounts within the Trust Estate as they may deem necessary, prudent or useful in order to provide for the payment of Trust Expenses and Trust Claims and may, with respect to any such fund, reserve or account, restrict the use of monies therein; PROVIDED that the establishment and use of such funds, reserves and accounts shall not in any event result in any transfer, direct or indirect, of assets between the Basic Trust Fund and any other fund, reserve or account or between the Stock Proceeds Fund and any other fund, reserve or account.

       (d) Any investment earnings received with respect to, or other proceeds of, any asset held within any fund created hereby or pursuant hereto shall be credited to such fund (except for investment earnings, including capital gains, on the Stock Proceeds Fund, which shall be credited to the general fund of the Trust Estate).

       4.02 PAYMENTS. Payments out of the Trust Estate, other than pursuant to Section 2.04(a) of the Supplemental
Agreement, as amended by the Second Amended and Restated
Supplemental Agreement, must be made from the Basic Trust
Fund, to the extent that the funds therein are available, until such fund has been depleted.

       4.03 INVESTMENTS. The Trustees shall have the power to invest or reinvest in such securities (including, without limitation, interests in any entity registered as an investment company under the Investment Company Act of
1940), instruments or other property, real or personal, within or without the United States, and to acquire and hold property for such periods as they may determine, whether or not the same be income-producing, all in accordance with the New York Prudent Investor Act (N.Y.E.P.T.L. 11.-2.3) as it may be amended or superseded from time to time (the "Prudent Investor Act"). Notwithstanding anything to the contrary set forth in this Trust Agreement or in the Prudent Investor Act, the Trust may acquire and hold any securities or instruments of, and make any other investments in, (i) the Company and/or any of its Affiliates and (ii) any entity created with the approval of the Trustees to conduct any activities permitted by this Trust Agreement (including, without limitation, a claims resolution facility as described in Section 3.01(b)(xvii)).

       4.04 SOURCE OF PAYMENTS. All Trust Expenses and payments in respect of Trust Claims shall be payable solely out of the Trust Estate. Neither the Trustees nor any officer, agent or employee of the Trust nor any of the Trustors nor any of their Subsidiaries nor any director, officer, employee or agent of any of the Trustors or any of their Subsidiaries shall be liable for the payment of any Trust Expense or Trust Claim or other liability of the Trust, and no Person shall look to any of the foregoing
Persons for payment of any such expense or liability.

                          ARTICLE V

                          TRUSTEES

       5.01    NUMBER.  Except during the period
contemplated by Section 5.03(b), there shall be no fewer than four Trustees and no more than six Trustees.

       5.02 TERM OF SERVICE. (a) The Trustees shall serve until death or resignation pursuant to Subsection (b) below or removal pursuant to Subsection (c) below, subject to mandatory retirement at age 70 unless (and for so long as) it is waived by a majority vote of the remaining
Trustees.

       (b) Any Trustee may resign at any time by written notice to each of the remaining Trustees and the Company. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given unless (and only for so long as) waived by a majority of the remaining Trustees.

       (c) Any Trustee may be removed for cause (which shall be deemed to include any failure to comply with
Section 5.09(a) or (b) by the majority vote of the other
Trustees, such removal to take effect at such time as the Trustees shall by such vote determine.

       5.03 APPOINTMENT OF SUCCESSOR TRUSTEE. (a) In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by unanimous vote of the remaining Trustees, who shall take into account the relevant provisions hereof, consult with the Selected Counsel for the Beneficiaries and refrain from making any appointment which may result in the appearance of impropriety.

       (b) If the Trustees are unable to appoint a successor Trustee pursuant to Subsection (a) above who accepts such an appointment in writing within 90 days after the occurrence of the vacancy in the position of a Trustee and after notice to the Company and publication of notice in the national edition of The Wall Street Journal or The New York Times, the Trustees shall apply to the Court, which shall appoint a successor Trustee or successor Trustees.

       (c)     Immediately upon the appointment of any
successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his predecessor.

       5.04    LIABILITY OF TRUSTEES, OFFICERS AND
EMPLOYEES. No Trustee, officer or employee of the Trust shall be liable to the Trust, any Beneficiary or any other
Person except for his own gross negligence or willful misconduct. No Trustee, officer or employee of the Trust shall be liable for any act or omission of any other officer, agent or employee of the Trust unless the Trustee, officer or employee acted with gross negligence or willful misconduct in the selection or retention of such officer, agent or employee.

       5.05 COMPENSATION AND EXPENSES OF TRUSTEES. (a) Each of the Trustees shall receive compensation for his or her services as Trustee in the amount of $30,000 per annum (as increased in the case of Trustee-Directors in the manner provided in the next sentence) plus $1,000 per diem for each meeting of the Trustees or any committee or subcommittee thereof attended by such Trustee or for special duties performed by such Trustee on behalf of the Trust, and $1,000 for each day of transcontinental travel in connection with attendance at any such meeting or performance of any such special duties. Each Trustee-Director shall receive from the Trust the per diem and travel allowances referred to in the immediately preceding sentence for such Trustee-Director's attendance at each board, committee and subcommittee meeting of each Portfolio Company of which he or she serves as a director at the request of the Trust; and commencing October 1, 1993 the annual retainer amount referred to in the immediately preceding sentence shall be increased in the case of a Trustee-Director by $18,750 for each Portfolio Company directorship, and by $1,875 for each Portfolio Company committee chairmanship, held by such Trustee-Director at the request of the Trust. In addition, the Managing Trustee (if one is elected pursuant to the Bylaws) shall receive, for his or her part-time services on behalf of the Trust, the sum of $1,500 for each day on which the services rendered by him or her in such capacity occupy a majority of his or her time. All compensation amounts referred to above shall be increased or decreased annually after November 28, 1988 (except the incremental annual amounts payable to Trustee-Directors in respect of each Portfolio Company directorship and committee chairmanship, which amounts shall be increased or decreased annually after October 1, 1993) at the rate of the Consumer Price Index for urban wage earners and clerical workers (U.S. City Average) unadjusted for seasonal variation, published by the Bureau of Labor Statistics of the United States Department of Labor, or otherwise by the Trustees with the approval of the Court. In addition to and notwithstanding the foregoing, any such compensation amounts may be increased by the Trustees to such greater amounts as the Trustees may reasonably determine from time to time to be appropriate to provide compensation to the Trustees for their services as Trustees and for their service as directors and committee chairmen of portfolio companies at levels comparable to the compensation paid to directors of major U.S. industrial corporations.

       (b) All out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder (including, without limitation, the performance by Trustee-Directors of their duties as directors and committee and subcommittee members of Portfolio Companies) will be promptly reimbursed to the Trustees by the Trust.

       5.06 INDEMNIFICATION OF TRUSTEES, OFFICERS AND EMPLOYEES. The Trustees, officers and employees of the Trust shall be indemnified by the Trust to the fullest extent that a corporation organized under Delaware law is from time to time entitled to indemnify its directors against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder, except any such liability, expense, claim, damage or loss as to which they are liable under Section
5.04. Without limiting the generality of the foregoing, any person who is serving or has served at the request of the Trust as a director of any Portfolio Company while also serving as a Trustee of the Trust shall be indemnified by the Trust in the same manner as he or she is indemnified as a Trustee, to the fullest extent that a corporation organized under Delaware law is from time to time entitled to indemnify a person who is or was serving at the request of such corporation as a director of another corporation, against any and all liabilities, expenses, claims, damages or losses incurred by such person as a result of or in connection with such person's service, actions, omissions or capacity as a director of such Portfolio Company (including, without limitation, as a member of a board committee or subcommittee of such Portfolio Company) while such person was serving both as a Trustee and as a director of such Portfolio Company, except for any such liability, expense, claim, damage or loss as to which such person is liable under Section 5.04.

       5.07 TRUSTEES' LIEN. The Trustees shall have a prior lien upon the Trust Estate to secure the payment of any amounts payable to them pursuant to Section 5.05 or 5.06.

       5.08 TRUSTEES' EMPLOYMENT OF EXPERTS. The Trustees may, but shall not be required to, consult with counsel, accountants, appraisers and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them (regardless of whether any such party is a Related Party of any Trustee or is otherwise affiliated with any of the Trustees in any manner, except as otherwise expressly provided in this Trust Agreement or the Supplemental Agreement, as amended by the Second Amended and Restated Supplemental Agreement), and the opinion of any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of any such party.

       5.09    ADDITIONAL QUALIFICATIONS.  (a) No Trustee or
Related Party of a Trustee shall represent or shall have represented any of the Trustors or any Person who asserts or has asserted a Trust Claim.

       (b) No Trustee shall own any securities of the Company or any of its Affiliates or have any other financial interest, direct or indirect, in the Company or any of its Affiliates.

       (c)     If there has been a violation of Subsection
(a) or (b) above, the Trustee involved is subject to removal pursuant to Section 5.02(c) above.

                        ARTICLE VI

                     GENERAL PROVISIONS

       6.01    IRREVOCABILITY.  The Trust is irrevocable.

       6.02    TERMINATION.  (a) The Trust shall
automatically terminate on the date (the "Termination Date")
90 days after the first to occur of the following events:

          (i) all Trust Claims duly filed with the Trust have been Liquidated and paid in full, and twelve consecutive months have elapsed during which no Trust
     Claim has been filed with the Trust;

          (ii) (x) in the judgment of 80% of the Trustees after consultation with Selected Counsel for the Beneficiaries, a DE MINIMIS number of Trust Claims are then pending and new Trust Claims are being filed at a DE MINIMIS rate and (y) the Company and the Legal
     Representative shall have consented in writing to such dissolution;

          (iii) the Company procures from one or more responsible insurance companies acceptable to the Trustees one or more irrevocable liability insurance policies covering all Trust Claims;

          (iv) 21 years less 91 days pass after the death of the last survivor of all of the descendants of Joseph P. Kennedy living on the date hereof; or

          (v)   the Company and the Trustees after
     consultation with Selected Counsel for the Beneficiaries and with the written consent of the Legal
     Representative, agree in writing to the termination of the Trust.

       (b) On the Termination Date, all Trust Claims shall be extinguished, the Trust shall be dissolved, the Company shall assume all of the Trust's liabilities other than Trust Claims and the injunction provided for in Paragraph 9.2.A.3 of the Plan shall be modified in accordance with the order issuing such injunction, and all of the Trust's assets shall, except as provided in Subsections (c) and (d) below, be transferred and assigned to the Company or any designees of the Company, and the Trustees and the Company agree to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents as may be necessary or advisable to implement the foregoing.

       (c) If any of the events referred to in Section 6.02(a) of the PD Trust Agreement shall have occurred prior to the Termination Date, then as soon as practicable after the occurrence of any of the events referred to in Section 6.02(a) hereof, but in no event later than the Termination Date, all monies (not including unused Insurance Coverage in place) remaining in the Basic Trust Fund shall be applied to such charitable purposes as the Trustees in their reasonable discretion shall determine, which charitable purposes, if practicable, shall be related to the treatment of asbestos-caused disorders.

       6.03 AMENDMENTS. (a) The Company (as successor to the Trustors for this purpose) and the Trustees (by vote of 80% of the Trustees) may, after consultation with Selected Counsel for the Beneficiaries, modify, supplement or amend this Trust Agreement (other than Sections 2.02, 4.01 (a), the proviso to 4.01(c), 4.02, 6.01, 6.02(c), and 6.03(a)) in any respect, such modification, supplement or amendment to be evidenced in writing.

       (b) The Company and the Trust shall each promptly notify the other and Selected Counsel for the Beneficiaries of any changes in generally accepted accounting principles known to it which are likely to materially affect the size or timing of payments from the Company to the Trust under this Agreement and the Annexes hereto. Promptly after delivery of such notice, the Company and the Trust shall consult with each other and Selected Counsel for the Beneficiaries to determine whether it is desirable to amend this Agreement or any of the Annexes hereto in any manner in response to such changes. Neither party shall be legally bound by virtue of this Section 6.03(b) to agree to, or to negotiate with respect to, any amendments proposed by the other.

       6.04 COOPERATION. The Company and the Trust shall each cooperate to the extent reasonably requested by the other in the handling of Trust Claims and generally in the operation of the Trust for the purposes set forth herein.

       6.05 SEVERABILITY. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

       6.06 NOTICES. Notices to Persons asserting Trust Claims shall be given at the address of such Person, or, where applicable, such Person's legal representative, in each case as provided on such Person's Proof of Claim (as defined in Annex B hereto). Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by the Company to the Trustees or by the Trustees to the Company in compliance with the terms hereof.

To the Trust or the Trustees:

          Manville Personal Injury Settlement Trust
          8260 Willow Oaks Corporate Drive, Suite 600
          P.O. Box 10415
          Fairfax, Virginia 22031
          Attention:     David T. Austern, General Counsel
                         Telecopy No.:  (703) 205-6248

with a copy (which shall not constitute delivery of notice) to:

          Donovan Leisure Newton & Irvine
          30 Rockefeller Plaza
          New York, New York 10112
          Attention:     John J. McCann
          Telecopy No.:  (212) 632-3315

To the Company:

          Schuller Corporation
          717 Seventeenth Street
          Denver, Colorado 80202
          Attention:     Richard B. Von Wald,
                         Senior Vice President and General
                           Counsel
          Telecopy No.:  (303) 978-4842

with a copy (which shall not constitute delivery of notice) to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention:     Stephen H. Case
          Telecopy No.:  (212) 450-5565

       All such notices and communications shall be effective when delivered at the designated addresses or when the telecopy communication is received at the designated addresses and confirmed by the recipient by return telecopy in conformity with the provisions hereof

       6.07 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, and such counterparts shall together constitute but one and the same instrument.

       6.08 SUCCESSORS AND ASSIGNS. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Trustors, the Trust and the Trustees and their respective successors and assigns, except that neither any of the Trustors nor the Trust nor any Trustee may assign or otherwise transfer any of its or his rights or obligations under this Trust Agreement except, in the case of the Trust and the Trustees, as contemplated by Section 6.02.

       6.09 ENTIRE AGREEMENT; NO WAIVER. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein, and this Trust Agreement supersedes any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

       6.10    HEADINGS.  The headings used in this Trust
Agreement are inserted for convenience only and neither constitute a portion of this Trust Agreement nor in any manner affect the construction of the provisions of this Trust Agreement.

       6.11 GOVERNING LAW. This Trust Agreement shall be governed by, administered under and construed in accordance with, the laws of the State of New York.

       6.12 DISPUTE RESOLUTION. Any disputes which arise under this Agreement shall be resolved by the Court pursuant to Section 10.1.B of the Plan.

       6.13    ENFORCEMENT AND ADMINISTRATION.  The
provisions of this Agreement and each Annex hereto shall be enforced and administered by the Court pursuant to Section 10.1.G of the Plan. Notwithstanding anything to the contrary contained herein or any state law to the contrary, the United States Bankruptcy Court for the Southern District of New York shall have exclusive jurisdiction to hear and resolve any and all matters relating to the powers and authority of the Trustees hereunder, any actions or omissions by them, the operations or activities of the Trust and the interpretation of this Agreement.

       6.14    SETTLEMENT OF TRUSTEES' ACCOUNTS.
Notwithstanding any state law to the contrary, the Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees, whether such account is rendered by the Trustees themselves or is sought by any Beneficiary or other Person. The Trustees shall render successive accounts covering periods of not more than five years, commencing on the Consummation Date or the last day of the prior accounting period, as the case may be, except that an account shall be rendered for the period ending on the date of the death, resignation, removal or retirement of any Trustee. Upon the acceptance of any such account by the court after hearing on notice to the Company, Selected Counsel for the Beneficiaries and such other parties as the Court shall designate, the Trustees shall be discharged from any further liability or responsibility to any Beneficiary or other Person as to all matters embraced in such account.

       6.15 NO BOND REQUIRED. Notwithstanding any state law to the contrary, each Trustee (including any successor
Trustee) shall be exempt from giving any bond or other security in any jurisdiction.

       6.16 APPOINTMENT OF CLERK AS AGENT FOR SERVICE OF PROCESS. Each of the Trustees hereby designates and appoints the Clerk of the Court (the "Clerk") as his agent upon whom process against such Trustee may be served in any action or proceeding under Section 6.12, 6.13 or 6.14 of this Agreement or as to which the Court has otherwise retained jurisdiction pursuant to the Plan. The Clerk shall forthwith mail a copy of any such process served upon him to such Trustee at the address to which notices to the Trustee shall be sent pursuant to Section 6.06 of this Agreement. Successor Trustees, by acceptance of their appointment as such, shall be deemed to have designated and appointed the Clerk in like manner.

       IN WITNESS WHEREOF, the Company, as successor to the Trustors, has caused this Agreement to be executed by a duly authorized officer and the Trustees have each executed this Agreement, all as of the day and year first above written.

                    SCHULLER CORPORATION


                    By: /s/ Richard B. Von Wald
                       -------------------------------
                    Name:
                    Title:    Executive Vice President
                              and General Counsel

                          TRUSTEES


                    /s/ Robert A. Falise        , as Trustee
                    ------------------------
                    Name: Robert A. Falise


                    /s/ Louis Klein, Jr.        , as Trustee
                    ------------------------
                    Name: Louis Klein, Jr.


                    /s/ Frank J. Macchiarola    , as Trustee
                    ------------------------
                    Name: Frank J. Macchiarola


                    /s/ Christian E. Markey, Jr., as Trustee
                    --------------------------
                    Name: Christian E. Markey, Jr.

                                    EXHIBIT A
                                    TO AMENDED AND RESTATED
                                    TRUST AGREEMENT

                  Glossary of Defined Terms

       Incorporated by reference from Exhibit A to form of Second Amended and Restated Supplemental Agreement, constituting Exhibit A to the Profit Sharing Exchange
Agreement filed as Exhibit 1 to Amendment No. 10 to the
Schedule 13D.

                                        SCHEDULE I
                                        TO THE
                                        TRUST AGREEMENT

         ASSETS TRANSFERRED TO PERSONAL INJURY TRUST

PART A.

       1.  Cash receivable under the Travelers Agreement -
$314,415,000 plus accrued interest on $314,415,000 from January 1, 1986 through the Consummation Date

       2.  Settlement Agreements providing a Consummation
Date Value of $300,580,000 plus the amount of any reduction in the amount set forth in item 1 above by reason of any offset to which the insurance companies that are parties to the Traveler's Agreement are entitled, In Cash Settlement
Proceeds and Non-Cash Settlement Proceeds, plus Insurance
Coverage provided in the Policies, subject to Article II of the PD Supplemental Agreement

       3. $150 million (previously transferred to the Trust pursuant to orders of the Bankruptcy Court)

       4.  The Trust Note

       5. Any amount representing interest payable to the Trust pursuant to Paragraph 5.4 of the Plan and any amounts payable to the Trust pursuant to Paragraph 5.5 of the Plan


PART B.

       1.  The Bond and rights to payment under the Second
Bond

       2. Rights to payments from the Company under the Supplemental Agreement


PART C.

       1.  Manville Common Stock 24,000,000 shares

       2.  Series A Preferred Stock 7,200,000 shares (100%)

                                   ANNEX A
                                   TO AMENDED AND RESTATED
                                   TRUST AGREEMENT

          MANVILLE PERSONAL INJURY SETTLEMENT TRUST

                           BYLAWS

                          PREAMBLE

     The Trust has been formed pursuant to the Second
Amended and Restated Plan of Reorganization of Johns-
Manville Corporation, et al., as debtors, dated August 22, 1986 (the "Plan"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in Article V hereof.

                          ARTICLE I

                           OFFICES

     SECTION 1. Principal Office. The principal office of the Manville Personal Injury Settlement Trust (the "Trust") shall be in such city within the continental United States as the Trustees of the Trust (the "Trustees") may from time to time determine.

     SECTION 2. Other Offices. The Trust may have such other offices at such other places within the United States as the Trustees may from time to time determine to be necessary for the efficient and cost-effective administration of the Trust.

                         ARTICLE II

                          TRUSTEES

     SECTION 1.  Control of Property, Business and Affairs.
The property, business and affairs of the Trust shall be managed by or under the direction of the Trustees.

     SECTION 2.  Number.  As provided in Section 5.01 of the
Trust Agreement, there shall be no fewer than four and no more than six Trustees (other than the period contemplated by Section 4(b) of this Article II).

     SECTION 3. Term of Service. As provided in 5.02 of the Trust Agreement:
     (a)  The Trustees shall serve until death or
resignation pursuant to subsection (b) below or removal pursuant to subsection (c) below, subject to mandatory retirement at age 70 unless (and for so long as) it is waived by a majority vote of the remaining Trustees.
     (b) Any Trustee may resign at any time by written notice to each of the remaining Trustees and the Company. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given.
     (c) Any Trustee may be removed for cause (which shall be deemed to include any failure to comply with Section 5.09(a) or (b) of the Trust Agreement) by the majority vote of the other Trustees, such removal to take effect at such time as the Trustees shall be such vote determine.

     SECTION 4. Vacancies; Appointment of Successor Trustee. As provided in Section 5.03 of the Trust
Agreement:
     (a) In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by unanimous vote of the remaining Trustees, who shall take into account the relevant provisions hereof, consult with the Company and Selected Counsel for the Beneficiaries and refrain from making any appointment which may result in the appearance of impropriety.
     (b) If the Trustees are unable to appoint a successor Trustee pursuant to subsection (a) above who accepts such appointment in writing within 90 days after the occurrence of the vacancy in the position of a Trustee and after notice to the company and publication of notice in the national edition of The Wall Street Journal of The New York Times, the Trustees shall apply to the Court, which shall appoint a successor Trustee or successor Trustees.
     (c) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his predecessor.

     SECTION 5. Chairman of the Trustees. The Trustees shall annually elect from among their number a Chairman, who shall preside at each meeting of the Trustees. The Chairman shall receive no compensation for his services in such capacity.

     SECTION 6. Quorum and Manner of Acting. The presence of four Trustees shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The vote, at a meeting at which a quorum is present, of the greater of three Trustees and a majority of the Trustees present at such meeting, shall be an act of the Trustees.

     SECTION 7. Regular Meetings. Regular meetings of the Trustees may be held at such time and place, within or without the continental United States, as shall from time to time be determined by the Trustees; provided that the Trustees shall meet at least once per calendar quarter. After there has been such determination, and notice thereof has been once given to each Trustee, regular meetings may be held without further notice being given.

     SECTION 8. Special Meeting; Notice. Special meetings of the Trustees shall be held whenever called by the Chairman or by two or more of the Trustees. Notice of each such meeting shall be mailed by first class mail, postage prepaid, to each Trustee, addressed to him at his residence or usual place of business, at least three days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held.
Such notice shall state the place, date and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the Trustee or Trustees entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this
Section 8. No notice to or waiver by any Trustee with respect to any special meeting shall be required if such Trustee shall be present at said meeting.

     SECTION 9. Committees. The Trustees may, by resolution passed by a majority of the Trustees, designate one or more committees, each committee to consist of one or more of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified Trustee at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Trustees designating said committee, shall have and may exercise all the powers and authority of the Trustees in the management of the business and affairs of the Trust; but no such committee shall have the power or authority (a) to amend the By-Laws of the Trust, or (b) to take any action for which a supermajority vote of the Trustees is required. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required.

     SECTION 10.  Action Without a Meeting; Meeting by
Conference Call. Any action required or permitted to be taken at any meeting of the Trustees, or of any committee thereof, may be taken without a meeting if all Trustees or members of the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Trustees or committee. The Trustees or members of any committee designated by the Trustees may participate in a meeting of the Trustees or any such committee, as the case may be, by means of conference telephone or similar communication equipment provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute attendance and presence in person at such meeting.

     SECTION 11. Indemnification. The Trust shall indemnify its Trustees, officers, employees, agents, and representatives (collectively, the "Indemnitee") in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the indemnitee was or is a party or to which he or she is threatened to be made a party because of present or past service to the Trust or because of any activities in such capacity, against any and all expenses, including attorneys' fees, whenever such fees are owing, and judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with or in anticipation of any such action, suit or proceeding, provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                         ARTICLE III

                          OFFICERS

     SECTION 1. Principal Officers. The principal officers of the Trust shall be a Managing Trustee, an Executive Director and such other principal officers, including a Chief Financial Officer, a Secretary, a Treasurer (or Secretary-Treasurer) and a Controller, as the Trustees may in their discretion appoint after determining that such appointment will promote the efficient and cost-effective administration of the Trust. One person may hold the offices and perform the duties of any two or more of said officers, except that no one person shall hold the offices and perform the duties of the either Managing Trustee or Executive Director and Secretary or Secretary-Treasurer.
The Managing Trustee shall be and remain a Trustee during his or her entire term of office.

     SECTION 2. Election, Term of Office and Compensation of Principal Officers. The principal officers of the Trust shall be chosen no less frequently than annually by the Trustees. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified, or until his or her earlier death, resignation or removal. The Trustees shall fix the compensation of each principal officer.

     SECTION 3. Managing Trustee. (a) Subject to the control and direction of the Trustees, the Managing Trustee, who shall be elected by the Trustees, shall have responsibility for the conduct of the affairs of the Trust; provided, however, that the Managing Trustee shall present at each meeting of the Trustees a report of the condition of the Trust and, in addition, report from time to time on such matters as he believes that the Trustees should be informed in keeping with the Trustees' overall responsibility for the affairs of the Trust.
          (b) The Managing Trustee may be a part-time or full-time officer, as the Trustees shall determine.

     SECTION 4. Executive Director Subject to the control and direction of the Trustees, and in constant communication and cooperation with the Managing Trustee, the Executive Director shall direct and supervise all day-to-day operations of the Trust. The Executive Director shall report to the Managing Trustee as the Trustees' representative and shall consult with him on a continuing basis regarding the affairs of the Trust.

     SECTION 5. Subordinate Officers. In addition to the principal officers enumerated in Section I of this Article III, the Trust may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers, agents and employees as the Trustees may deem necessary for the efficient and cost-effective administration of the Trust, each of whom shall hold office for such period, have such authority, perform such duties and receive such compensation as the Trustees may from time to time determine. The Trustees may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees and to fix their compensation.

     SECTION 6. Removal. Any officer may be removed with or without cause, at any time, by resolution adopted by the Trustees at any regular meeting of the Trustees or at any special meeting of the Trustees called for that purpose at which a quorum is present.

     SECTION 7. Resignations. Any officer may resign at any time by giving written notice to the Trustees. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 8. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

     SECTION 9.  Powers and Duties.  Subject to the
foregoing provisions of this Article III, the officers of the Trust shall have such powers and perform such duties as may be conferred upon or assigned to them by the Trustees.

                         ARTICLE IV

                         AMENDMENTS

    SECTION 1.  The By-Laws of the Trust, other than
Article II, Section 6, may be amended by the Trustees at any meeting of the Trustees, provided that notice of the proposed amendment is contained in the notice of such meeting or such notice is waived in writing by each Trustee not attending such meeting.

                          ARTICLE V

                         DEFINITIONS

          For the purposes of these By-Laws, consistent with the Glossary annexed as Exhibit A to the Plan, the following capitalized terms shall be defined as follows:

          "Company" means Manville Corporation, a Delaware corporation.

          "Court" means the United States Bankruptcy Court for the Southern District of New York or such other court as may be, at such point in time, administering the reorganization cases under Chapter 11 of the Bankruptcy Code (11 U.S.C. 101 et seq., as amended) presently being administered under the caption "In re Johns-Manville Corporation, et al., Debtors" (Case Nos. 82B 11656 (BRL) through 82B 11676 (BRL), inclusive).

          "Selected Counsel for the Beneficiaries" means three lawyers to be designated from time to time in writing addressed to the Trustees, with a copy to the Company, by the Board of Trustees of the Asbestos Litigation Group.

          "Trust Agreement" means the agreement dated as of November 28, 1988 by and among Johns-Manville Corporation, et al, as trustors, and the Trustees, as trustees, by which the Trust was formed pursuant to the Plan.

                             ANNEX B


              TO THE AMENDED AND RESTATED MANVILLE
                PERSONAL INJURY SETTLEMENT TRUST
                            AGREEMENT

                                          ANNEX B
                                          TO THE TRUST AGREEMENT
                  CLAIMS RESOLUTION PROCEDURES
             FOR USE BY MANVILLE SETTLEMENT VEHICLE

I.   PURPOSE AND DEFINITIONS

       A.1     PURPOSE

       The Purpose of the Claims Evaluation and Handling System (hereinafter "the System") is to provide a simple, economical procedure for obtaining and encouraging the prompt, efficient and equitable resolution of asbestos-related bodily injury claims which are based upon a physician's diagnosis of any and all asbestos-related diseases and conditions while preserving the rights of the parties access to the tort system, including the right to jury trial in a forum selected by a claimant pursuant to the applicable federal or state laws of the jurisdiction selected, with the only condition precedent to the exercise of the right to trial by jury being the procedures specified in
Section II.B. The System is to provide compensation based upon the claimant's injury, as defined by applicable state law, at least in part caused by exposure to Manville asbestos and/or asbestos-containing products without proof required of negligence or any other traditional legal standard of liability, except as otherwise provided herein. The overriding policy of the Manville Settlement Vehicle (hereinafter "MSV") shall be to exhaust every opportunity to settle all cases where diagnosis of an asbestos-related disease has been made by a physician. In fostering attempts at settlements, the MSV may consider, in addition to other factors, the local and national settlement and litigation experience of claimant's counsel in comparable claims and cases handled by such counsel as well as Manville's similar experience. The System is not designed to address every question which may arise during the claims resolution process. The MSV is free to enter into settlements on any basis or structure acceptable to the MSV and claimant in the individual case.

       A.2     ORDER OF CLAIMS EVALUATION

       In determining eligibility for consideration, claims will be processed in order of initial filing, whether in a court or with the MSV, whichever is earlier, on a first-in-first-out basis except that claims which have been settled with all defendants except defendants which are petitioners in these bankruptcy proceedings, may be negotiated separately on a first-in-first-out basis with representatives of the MSV.

       As to all claims filed against Manville prior to the filing of the Chapter 11 proceedings or claims which would have been filed against Manville save for the filing of the Chapter 11 procedures, there shall be no artificial limitation on the number of claims handled in a given period of time. It is the intention, purpose and policy of the MSV to resolve all such claims as expeditiously as possible in order to promptly remit to said claimants an adequate settlement, if agreed upon, as rapidly as possible. All claims received shall be numbered to give consideration to these factors.

       While MSV may consider the negotiation and implementation of group settlements consistent with MSV's fiduciary responsi-bilities, payments called for by such group settlements cannot be agreed if to do so would prejudice in any substantial way MSV's obligation to treat claimants on a first-in-first-out basis.

       A.3     DEFINITIONS

       a. ADMINISTRATIVE COSTS

       Administrative Costs shall include all expenses of mediation and/or arbitration, including required traveling and other expenses of the mediator and arbitrator, the mediator's and arbitrator's fees, and other costs taxable in any civil action and shall be borne by the MSV except where otherwise provided.

       b. ADMINISTRATOR

       The Administrator is the person or entity chosen by the trustees responsible for the day-to-day administration of the mediation and arbitration stages of the System. The duties of the Administrator shall include: providing for staff and facilities for the System, maintaining panels of neutral qualified mediators and arbitrators throughout the country, notifications to parties, scheduling mediation and arbitration, compensation of mediators and arbitrators, arranging for stenographers, interpreters, and investigations if required. The Administrator shall have no financial interest or relationship with any claimant or with any other entity which may evolve from the Bankruptcy Proceeding.

       c. ARBITRATION

       Arbitration is a process in which each side presents its case at a hearing to a qualified neutral person for a final decision which is binding or non-binding, at the claimant's election.

       d. AWARD

       The award is the sum of money awarded a claimant by the arbitrator in settlement of the claim against Manville only, and which shall be based upon the claimant's legal right to recovery from Manville. severally and not jointly, based upon the applicable tort law of the jurisdiction in which an action may be properly maintained.

       e. CLAIMANT

       Claimant means any person, or legal representative of a person, who seeks recovery from the MSV for an alleged asbestos-related disease or condition of any kind.

       f. MEDIATION

       Mediation refers to the processes described in Article
II.B.11 and III.C.

       g. QUALIFIED ARBITRATOR AND QUALIFIED MEDIATOR

       A Qualified Arbitrator and a Qualified Mediator shall be an impartial, neutral person. No person shall serve as an arbitrator or mediator if he/she has any financial or personal interest in the proceedings or, except when otherwise agreed by the parties, in any asbestos-related matters. Prior to accepting an appointment the prospective arbitrator or mediator shall disclose any circumstances likely to create a reasonable inference of bias or prevent a prompt hearing or conference with the parties. Qualified Mediators shall be, to the extent practicable, former judges, administrative law judges, magistrates, court referees or other persons with experience serving as mediators. The MSV Trustees shall establish and maintain separate panels of Qualified Arbitrators and Qualified Mediators for use as provided herein.

II.  PROCEDURES

       Subject to the provisions set forth herein, and unless otherwise agreed by claimant and MSV, any claimant shall, prior to exercising his remedies under Section III herein, participate in the procedures set forth in Part B below.

       B.      CLAIMS EVALUATION AND OFFER EXCHANGE

       B.1 Claimant shall provide such information as may be necessary to permit medical and economic evaluation of the claim. To insure optimum efficiency and uniformity of treatment such information shall be provided on MSV's standardized Proof of Claim as annexed hereto. The mailing of such Proof of Claim shall toll any applicable statute of limitations until such time as the claim shall be finally disposed of by settlement or by institution of proceedings under Section III.F.

       B.2 If the issue of exposure to Manville asbestos or asbestos-containing products is contested by MSV, MSV shall so advise and provide a statement to claimant specifying the basis for its conclusion within thirty (30) days of receipt of the Proof of Claim.

       B.3 A claimant shall be relieved of complying with the procedures contained in this Section II.B. where (i) submission to the procedures of Section II.B. will delay an established trial date set by a court of law provided however, that claimant and MSV shall use their best efforts to continue such trial date for the period necessary to permit the procedures set forth herein to be conducted in the manner provided; or (ii) where submission to the procedures of Section II.B would hinder or otherwise infringe upon the ability of a claimant who otherwise would be able to secure an expedited trial date because of his exigent health circumstances.

       B.4 MSV may request supplementation or clarification of information supplied to assist in a good faith evaluation of the claim but such request shall not, absent consent of the parties, lengthen the time period prescribed in B.7 through 10 below.

       B.5 Claimant shall have the continuing right to supplement information furnished. The free flow of information to assist in claims resolution is encouraged but is not a prerequisite to conclusion of these procedures.

       B.6 MSV shall evaluate each individual claim based upon all relevant factors of the traditional tort principles of damages of the state law applicable to the cause of action, which factors may include: the type, nature and extent of a diagnosed asbestos-related disease or condition of any kind; questions of medical causation; questions of the existence and/or degree of physical injury, if any; questions of the existence of psychological injury, if any; number and age of dependents; the likelihood of the claimant having been exposed to Manville asbestos and/or asbestos-containing products; job history; the location where exposure of the claimant to Manville products occurred and/or the location of the forum in which the case can properly be maintained by the claimant; information concerning payments of settlement and/or jury verdicts and judgments made to the claimant previously, and in comparable cases and other jurisdictions; and any other relevant criteria generally utilized in the settlement of litigated tort cases. MSV shall review all materials submitted and in such consideration shall not be bound by rules of evidence governing the admission of evidence in courts of law.

       B.7 To the extent practical, MSV shall begin processing each claim upon receipt of the Proof of Claim. Within ninety (90) days of such date MSV shall make a written good faith offer of settlement based upon its evaluation of such claim.* Offers shall include a brief statement of MSV's medical determinations.** Such offers shall be sent to the claimant's counsel or representative, if any, by certified mail. As a general rule, and subject to any agreement between MSV and claimant, claims shall be processed in the order described in Section A.2 above, based upon principles of first-in-first-out. However, if the Proof of Claim contains an application for hardship treatment, claimants who are faced with extreme hardship

<F*>
------------------
* Commencing in the third year of operation this period shall become sixty (60) days. Commencing in the fifth year of operation this period shall become forty-five (45) days.
</F*>
<F**>
------------------
**   In this connection see Section B.11 below.
</F**>
shall receive priority in processing irrespective of the date when their claim is first asserted.
       B.8 Claimant shall have ten (10) days after receipt of MSV's offer within which to respond. Claimant's response to MSV's offer shall be in writing, signed by claimant, unless otherwise agreed by the parties. Written response to MSV's offer shall be a condition precedent to further claim proceedings as herein set forth. The claim will not be processed further until a written response is received.

       B.9 If MSV's offer is accepted, a check in payment of the settlement shall be issued within twenty (20) business days of MSV's receipt of claimant's acceptance. If the offer is rejected, claimant shall make a good faith counterproposal.

       B.10 MSV shall have ten (10) days after receipt of claimant's response within which to respond to any counter-proposal made. If MSV accepts the claimant's counter-proposal, a check in payment of the settlement shall be issued within twenty
(20) business days of MSV's acceptance. If MSV makes a counter-proposal to claimant's counter-proposal, claimant shall then have an additional ten (10) days within which to respond to MSV. Claimant's response to MSV's counter-proposal shall be in writing signed by the claimant, unless otherwise agreed by the parties. If claimant accepts MSV's counter-proposal, a check in payment of the settlement shall be issued within twenty (20) business days of MSV's receipt of claimant's acceptance. In the event MSV fails to respond to a counter-proposal within ten (10) days, the same shall be presumed to be rejected by MSV. There is no further requirement for exchange and consideration of offers of settlement.

       B.11 (a) Prior to the expiration of the time periods prescribed in B.7 through 10, either party may request the submission of the claim information file as it then exists to a Qualified Mediator or such other qualified person as the parties agree upon. Said person shall serve as a mandatory settlement conference facilitator. Said facilitator shall review the file as it exists and any additional submissions as the parties desire to include. Claimant and MSV shall each submit to the facilitator, as soon after his selection as possible but no later than one (1) day prior to the conference, a concise, confidential statement outlining the claimant's medical condition, exposure to Manville products and each party's position on settlement value. Said facilitator shall confer by telephone or by conference and shall suggest terms of compromise and/or settlement for the parties' consideration. The claimant and a representative of MSV with settlement authority shall participate in the conference unless counsel for the Claimant advises that personal participation by the claimant is not feasible because of extenuating circumstances. The suggestions and recommendations of the facilitator are confidential and cannot be disclosed to any other party or person and cannot be utilized in any statistical fashion or introduced into any other proceeding by the claimant, the MSV or any other party defending against the claimant's claim.

       (b) Prior to the expiration of the time periods prescribed in B.7 through 10, either party, or the Qualified Mediator if one has been requested pursuant to B.11.(a), may request that a Medical Consultant, as defined below, be retained for the purpose of evaluating materials, reports, and other information relative to the claimant and to assist in the resolution of disputes of medical issues which may arise in the System, and for no other purpose. In no event shall claimant be required to submit to a physical or mental examination without his consent.

       A list of one hundred fifty (150) potential Medical Consultants will be prepared by Dr. Irving J. Selikoff. The list shall include, in addition to, and to the best of the ability and judgment of, Dr. Irving J. Selikoff, the names of eighty (80) highly qualified pulmonologists or other physicians with expertise in occupational pulmonary medicine, thirty-five (35) physicians with experience in reading pulmonary x-rays, and thirty-five (35) qualified pathologists. Manville will have the right to strike twenty percent (20%) of the names from each category on the list. The Asbestos-Health Related Litigants and/or Creditors Committee and the Legal Representative for Future Asbestos Health Claimants, jointly, shall also have the right to strike twenty percent (20%) of the names from each category of this list. Written lists of the names to be stricken shall be submitted simultaneously to Dr. Irving J. Selikoff. The remaining physicians on the list shall be appointed by the MSV to serve as a Panel of Medical Consultants, with Dr. Irving J. Selikoff as its Director.

       When a party or a Qualified Mediator, if one has been requested pursuant to B.11(a), requests the selection of a Medical Consultant, the Proof of Claim shall be forwarded to Dr. Selikoff and Dr. Selikoff (or his designee or successor, selected in advance pursuant to procedures acceptable to Dr. Selikoff and
MSV) shall select three members from the Panel of Medical Consultants. If an asbestos-related malignancy is claimed, the panelists shall be pathologists. The claimant and the MSV shall each have the right to strike one of the three physicians from such list, and, from the remaining physician(s), Dr. Selikoff shall appoint one to serve as the Medical Consultant.

       The Medical Consultant shall review all medical data submitted in support of the Proof of Claim together with such additional medical data, if any, submitted by MSV and/or claimant and shall conduct a physical examination of claimant if requested by MSV and consented to by claimant. Thereafter the Medical Consultant shall render a report to MSV and claimant, and to the Qualified Mediator if one has been requested pursuant to B.11(a).

       The report of the Medical Consultant is confidential, may be utilized only within MSV, and cannot be disclosed by MSV or claimant to any other party or person except as provided herein, and cannot be utilized in any statistical fashion or introduced into any other proceeding by the claimant the MSV or any other party defending against the claimant's claim except as provided herein.

       The Medical Consultant shall be deemed to have been retained and specially employed by both MSV and the claimant in anticipation of litigation and preparation for trial and cannot be called as a witness at trial or utilized pursuant to Federal Rule 706 of the Federal Rules of Evidence (court-retained expert witness), or analogous state court procedure, unless both parties agree in writing. The Medical Consultant shall not testify voluntarily on behalf of any party regarding the claimant's claim in any forum outside the System.

       If agreed upon by the parties in writing, the Medical
Consultant's report may be utilized in a subsequent legal proceeding by other experts retained by either party in a manner consistent with the evidentiary rules of the jurisdiction in which the case is pending.

       All fees and expenses incident to utilization of a Medical
Consultant shall be borne by MSV.

       (c) The procedures contained in B.11(a) and (b) cannot lengthen the time period prescribed in B.7 through 10 without agreement of the parties and shall not delay the exercise of the claimant's right as prescribed in Section III.F. regarding the exercise of the claimant's right to demand a trial by jury in the appropriate forum of his choosing.

       B.12 Throughout the claims evaluation and offer exchange process, ongoing negotiations between the parties are anticipated and encouraged. Settlements may be tailored to fit the needs and desires of the particular claim or claims, including the use of guaranteed structured settlements.

       B.13 The only limitation upon the claimant's right to seek a jury trial or resort to the tort system are those contained in Section II.B. No extension of time for the exercise of that right, beyond that prescribed in Sections B.7 through 10, may be granted absent written consent of the claimant or his representative. The filing of the Proof of' Claim and completion of the claims evaluation and offer procedures pursuant to this section shall satisfy any precondition to resort to the tort system. Substantial compliance with the requirements of the Proof of Claim form shall suffice. If MSV asserts that the claimant has not substantially complied with the Proof of Claim form provisions, MSV must so advise the claimant within ten (10) days of receipt of the Proof of Claim specifying with particularity what information is lacking from the Proof of Claim. Claimant thereafter shall have an additional ten (10) days in which to provide additional -information as suggested by MSV or may choose to rely upon the Proof of Claim as originally filed.

III. CLAIMANT ELECTION

       For all claims not resolved through the claims evaluation and offer exchange set forth above, a claimant, to further pursue his or her claim may elect either binding (Section D) or non-binding (Section E) proceedings or trial by court or jury (Section F). Such election shall be in writing directed to MSV and shall be irrevocable except with the consent of MSV. In the event claimant elects binding or non-binding arbitration, MSV shall refer the claim to the arbitration facility for further proceedings as hereinafter set forth within ten (10) days of receipt of such election notice. Such proceedings shall commence, to the extent practicable, within sixty (60) days of the date the claim is referred to the arbitrator. Unless otherwise agreed by MSV, mediation or arbitration shall not be available for any claim as to which any joint and several judgment has been rendered in claimant's favor.

       C.      MEDIATION

       C.1 Irrespective of any other election made by claimant, claimant may request that his claim be referred by MSV to a mediator. Such claim shall be referred by MSV to a mediator within ten (10) days of claimant's request. With the consent of claimant and MSV, such mediation may commence at any earlier time after the initial claim is submitted.

       C.2 No person shall become a Qualified Mediator or shall serve as a mediator until he/she has been trained in mediation in a recognized program such as those of the American
Arbitration Association or has had equivalent practical experience in the field of mediation.

       C.3 Claims shall be handled by the mediator in the order received by him, to the extent practicable. Any party may be represented by legal counsel. The mediator shall meet the parties and/or their legal representatives, individually and jointly. The claimant and a representative of MSV with settlement authority must be present at the conference, except where claimant's physical or psychological condition prohibits attendance. Such conference shall be in the nature of a settlement conference and, to the extent practical, shall be conducted in a location convenient to claimant. The mediator shall review the claim and positions of the parties, the prior negotiations between the parties, the offer and demand, such information as the parties may wish to submit as to a fair and adequate settlement and all documents and medical reports relevant to the claim. At least five (5) days prior to the mediation conference, claimant and MSV shall each submit to the mediator a concise confidential statement outlining the claimant's medical condition, exposure to Manville products and each party's position on settlement value.

       C.4 The mediator will work with both sides toward reaching an acceptable, reasonable offer of settlement. The mediator does not have the authority to impose a settlement upon the parties. Unless otherwise agreed by claimant and MSV, the mediation process will terminate prior to the commencement of arbitration proceedings or trial and shall not in any way delay the commencement and completion of such proceedings or trial. A settlement reached pursuant to mediation shall be treated in the same way as a settlement reached under Section II.B. hereof.

       D.      BINDING ARBITRATION PROCEEDINGS

       D.1 All binding arbitration proceedings shall be administered by an independent arbitration organization, pursuant to its procedures which shall include procedures for the appointment of arbitrators.

       D.2 MSV will pay the fees and administrative costs of the proceeding, provided however, the arbitrator may in his or her sole discretion assess fees and costs against any party delaying or abusing the arbitration procedures set forth herein.

       D.3 The award shall be based upon the value of the claimant's claim against MSV only, severally and not jointly, at the time of the award.

       D.4 The amount of the award shall be within the discretion of the arbitrator; provided, however, the claimant shall not receive less than 75% of MSV's last settlement proposal.

       D.5 MSV shall waive such defenses as might otherwise have been available to Manville at common law except: statutes of limitations* or repose; prior workers' compensation liens.

       D.6 Claims settled through Binding Arbitration Proceedings shall be paid, in cash, thirty (30) days after the arbitrator's award, or on such other payment basis as may be agreed upon by and between claimant and MSV. Neither party will have the right to appeal the award except for the grounds set forth in Section 10 of the Federal Arbitration Act. There will be no right to a trial de novo.

       E.      NON-BINDING ARBITRATION PROCEEDINGS

       E.1 All non-binding arbitration proceedings shall be administered by an independent arbitration organization, pursuant to its procedures which shall include procedures for the appointment of arbitrators.

       E.2     MSV will pay the arbitrator's fees and
administrative costs of the proceedings, provided however, the arbitrator may in his or her sole discretion assess fees and costs against any party delaying or abusing the arbitration procedures set forth herein.

       E.3 The amount of the award shall be within the discretion of the arbitrator.

       E.4 (a) The award shall be final and binding only if accepted by claimant within thirty (30) days after receipt and if not so accepted shall be deemed rejected, in which event claimant may proceed to trial pursuant to Section III.F. Claimant must accept the award if the award equals or exceeds claimant's last offer unless claimant asserts and MSV agrees that there has been a substantial change in claimant's condition since claimant's last offer was made.

<F*>
-------------------
* This is not intended to preclude the negotiated resolution of claims that would be otherwise barred by the statute of limitations from a special fund created for that purpose if such a fund is, in fact, established.
</F*>
       (b)     Notwithstanding the provisions of subparagraph
(a), the award shall not be final and binding if it exceeds 135% of MSV's last offer (counter-offer) and within thirty (30) days MSV advises that the award shall not be final and binding unless claimant agrees in writing within ten (10) days thereafter to reduce the award to 135% of MSV's last offer (counteroffer), and claimant fails to so advise. In such event claimant may proceed to trial pursuant to Section III.F.

       E.5 The award shall be paid within thirty-five (35) days after it is made.

       F.      TRIAL

       F.1 Subsequent to the procedure set forth in Section 11.B. and subject to the provisions of Section III.E.4 (in the case of a claimant who has elected non-binding arbitration), in accordance with the Constitutional right to trial by jury, claimant shall have the right to pursue his claim against MSV in a federal or state court of his choosing: (i) where no action against Manville or any other asbestos product manufacturer is pending on behalf of claimant, by filing an appropriate legal pleading in a venue of his choosing as permitted by applicable state or federal law and MSV will consent to jurisdiction and venue in any court where jurisdiction and venue would have been proper against any of the Debtors; or (ii) where an action against Manville alone, against Manville and any other asbestos product manufacturer, or against any other asbestos product manufacturer is pending, MSV will, within fifteen (15) days of receipt of notice of claimant's election to file an action in that forum, execute appropriate legal documents stipulating to
(a) the substitution of MSV as a party defendant for Manville, or
(b) the joinder of MSV as a party defendant in any state or federal action pending against any other defendant. In the event that MSV becomes a party to any litigation in any court, it shall enter its appearance under the name and be known as "Manville Corp. Asbestos Disease Compensation Fund". Claimant's right to trial by jury in an appropriate forum of his choosing is limited only as is required in Section II.B. in that an exchange of claim evaluation and offer is mandated and only for such period of time as is set forth in Paragraphs B.7 through 10 unless an extension of time is agreed to by the parties.

       F.2 There shall be no right to reclaim for any increased physical or psychological injury except as otherwise permitted by law.

       F.3 Except for the tolling of periods of limitations resulting from the bankruptcy proceedings and as otherwise provided herein, MSV shall not be required to waive any defenses otherwise available to it at law.

       F.4 The award of the arbitrator, the submissions and positions of the parties during compliance with the alternate dispute resolution requirements set forth herein and any other admissions made during these procedures shall not be admissible for any purpose at trial by any party or third-party and are expressly determined by the provisions herein not to be admissions by either party.

       F.5 In order to avoid undue expense or delay, any materials, testimony or other evidence submitted by either party during the course of Claims Evaluation (B) or non-binding arbitration (E) (if applicable), and of the kind normally available in discovery proceedings, shall be treated as if submitted in pre-trial discovery proceedings.

       F.6 With respect to claims for compensatory damages only, the substantive law applicable to the settlement or trial of such claims against MSV shall be the law which would have been applicable but for the pendency of the Chapter 11 proceedings.
In determining the applicable law it will be assumed that the action against MSV was (1) filed or commenced (if not actually filed or commenced against Manville) at the same time as an action asserting such a claim by claimant was filed against any other defendant and (2) tried or settled at the same time as claimant's action was tried or settled (if actually tried or settled) with substantially all other defendants, so that the law applicable will be the same as the law applicable to the action against such other defendants. If the claim is against Manville (or MSV) alone, it will be assumed that the action against MSV was filed or commenced (if not actually filed or commenced against Manville) at the earliest time when the cause of action accrued and would have been reached for trial when a similar action in the same venue on the same calendar would have been reached for trial. All claims actually filed or commenced against Manville shall be deemed to have been filed or commenced on such actual date of filing or commencement. Notwithstanding and supplementing the foregoing, the claimant shall have the benefit of any revival statute enacted in any jurisdiction where venue is proper which has the effect of removing or tolling the bar or extending the period of the statute of limitations, irrespective of whether the statute is deemed substantive or procedural.

                     FORM OF PROOF OF CLAIM

                   MANVILLE SETTLEMENT VEHICLE

       This form is filed pursuant to an order of the United States Bankruptcy Court and the filing of this form is not and shall not be construed as an admission against interest nor may this form be utilized by any party for any purpose other than is provided by said order and is governed by the provisions of said order contained therein.

                       GENERAL PROVISIONS

       Only those sections of this claim form stated to be mandatory are mandatory and substantial compliance with said mandatory provisions is required. Any questions about the compliance with the mandatory aspects of this claim form are governed by the order.

I.   MANDATORY CLAIM FORM PROVISIONS

       The claim form must be signed by the claimant or his representative but need not be verified or accompanied by an affidavit. The following information must be supplied:

       1. The full legal name, maiden name (where applicable) and any and all other former names of the claimant or in a derivative action the full legal name of the appropriate legal representative who is empowered by state law to maintain such action.

       2. The current address of the claimant and where applicable the claimant's legal representative permitted to institute such derivative action.

       3. The age of the claimant or the age of the derivative claimant's decedent at the time of death and the name, age and addresses of any dependents and claimed beneficiaries in a death and/or survival action.

       4. The type of asbestos-related disease claimed to currently exist by the claimant and the approximate date of initial diagnosis as known to the claimant or his representative of such asbestos-related disease. Where more than one asbestos-related disease is claimed, the types of disease and approximate date the first diagnosis known by the claimant and his representative must be stated.

       5. The name and address of the physician who diagnosed the asbestos-related disease upon which this claim is based.

       6. A brief-work history providing dates of employment to the best of claimant's recollection and describing the occupational or paraoccupational or other exposure claimed by the claimant to have given rise in substantial part to his claim of an asbestos-related disease.

       7. A statement by the claimant or his representative, if available, of any Manville asbestos or asbestos product exposure which claimant contends has a substantial causal relationship to his asbestos-related disease.

       8. Where a nonmalignant asbestos disease is claimed, the claimant must provide with the claim form:

       (a) posterior-anterior, lateral and oblique chest x-rays, if any, and

       (b) a report from a physician setting forth the basis upon which such asbestos-related non-malignant disease is diagnosed.

       9. If an asbestos-related malignancy is claimed, claimant must provide with the claim form:

       (a) surgical and pathological records supporting the diagnosis of an asbestos-related malignancy;

       (b) X-rays and CAT scans, if any, and accompanying radiologist's reports, upon which the diagnosis of an asbestos-related malignancy is based; and

       (c) a report from a physician setting forth the diagnosis of a malignant disease process.

       10. A description of the claimant's (or the claimant's decedent's) smoking history, if any.

       11. If claimant makes application for a hardship exception to the claims procedures as is provided for in [the order], he must provide the following additional information:

       (a) An affidavit by the claimant or his attorneys setting forth the circumstances under which hardship application is made;

       (b) An affidavit from a physician setting forth the exigent health circumstances which form the basis for the application for hardship;

       (c) A signed medical authorization form in favor of the Manville Settlement Vehicle authorizing said Manville
Settlement Vehicle to obtain records from the physician who files an affidavit in support of the hardship application; and

       (d) An affidavit from the claimant or from claimant's attorney setting forth the basis upon which it is believed that exposure to a Manville asbestos product occurred.

       12. If the claimant has instituted civil litigation in any state or federal court based upon any alleged asbestos related disease, claimant shall provide the style of the action, the venue of the action, the civil action number and the date of first filing, or provide a copy of the complaint or most recent amended complaint Claimant shall provide the amount of any judgments rendered in claimant's favor.

       13. If the claimant has instituted workers' compensation proceedings based upon any alleged asbestos-related disease, claimant shall provide the style of the action, the venue of the action, the claim number and the date of filing, or provide a copy of the petition. Claimant shall provide the amount of any judgments rendered in claimant's favor.

II. VOLUNTARY CLAIMS INFORMATION

       The claimant may at his sole election provide additional information upon which the claim is based including, but not limited to:

       (a) An executed medical release form permitting the Manville Settlement Vehicle to obtain medical records from doctors whose names are provided with the claim form;

       (b) An authorization for release of social security information regarding claimant's employment history;

       (c) A statement from the claimant of the nature and extent of his claimed asbestos product or asbestos fiber exposure;

       (d) A statement from the claimant of any wage loss or medical losses incurred by him as a result in whole or part of his asbestos-related disease;

       (e) A listing of other treating physicians and copies of appropriate hospital or medical records incident to any asbestos-related disease claim;

       (f) Results of pulmonary function tests and/or arterial blood gas tests, if any; and

       (g) Tissue samples upon which the diagnosis of an asbestos-related malignancy is based.

                                         ANNEX C
                                         to AMENDED AND RESTATED
                                         TRUST AGREEMENT

                   TRUST DISTRIBUTION PROCESS
A.   OVERVIEW.
     --------

       The goal of the Manville Personal Injury Settlement Trust (the "Trust") is to treat all claimants equitably. This Trust Distribution Process ("TDP") furthers that goal by including procedures for processing and evaluating claims generally on an impartial, first-in-first-out ("FIFO") basis with the intention of paying all claimants over time as equivalent a share as possible of their claims' values. This TDP also establishes a Schedule of Asbestos-Related Disease Categories and Values that will enable many claims to be resolved more quickly, while retaining for each claimant the right to elect individual claim evaluation.

       The process for determining the liquidated value of any claim to be paid from the assets of the Trust includes an initial determination of whether the claim meets the Categorization Criteria for one of seven Scheduled Diseases that are listed on the Schedule of Asbestos-Related Disease Categories and Values described in Section D below. The Scheduled Diseases are Bilateral Pleural Disease, Nondisabling Bilateral Interstitial Lung Disease, Disabling Bilateral Interstitial Lung Disease, Other Cancers, Lung Cancers (One), Lung Cancers (Two), and Malignant Mesothelioma. In general, if the claim qualifies for categorization, the claimant will be offered the Scheduled Value for the Scheduled Disease. The Scheduled Values for the seven Scheduled Diseases are based on the Trust's experience settling claims using the factors set forth in the Claims Resolution Procedures (the "CRP Factors") attached as Annex B to the Trust Agreement,1 and on liquidated values of recent settlements experienced in the United States tort system.
<F1>
--------------------
1 All capitalized terms used herein and not otherwise defined have the meanings assigned to them in Exhibit A to the Manville Corporation Second Amended and Restated Plan of Reorganization.
</F1>
       If a claim does not meet the Categorization Criteria for a Scheduled Disease, or the claimant decides to reject the Scheduled Value for a Scheduled Disease, and in certain other circumstances, the claimant may elect to have the claim individually evaluated by the Trust based on the CRP Factors.
All unresolved disputes over categorization and valuation of claims will be subject to arbitration under procedures described below, and claimants whose valuation disputes are not resolved by nonbinding arbitration may enter the tort system. However, if and when a claimant enters the tort system, the claimant's judgment will be payable out of a pool of funds with respect to which the payment, as provided in Section F below, will be limit ed to the Maximum Value for the Disease Category in which the claim is placed by the Trust or by arbitration, except for an Extraordinary Claim, as defined below. The excess amount, if any, of any judgment will be payable from a second pool of funds which will not be available until all claimants have received
50 percent of the liquidated value of their claims.

       After the liquidated value of a claim is determined by reference to a Scheduled Value, by individual evaluation, by arbitration, or by litigation, the claimant will receive a pro rata share of that value based on a percentage set by the Trust with the concurrence of the Selected Counsel for the Beneficiaries (the "SCB") and the Legal Representative of Future Claimants (the "Legal Representative"), after consultation with the Special Advisor to the Trust (the "Special Advisor"). The pro rata share may be adjusted upwards or downwards from time to time to reflect current estimates of the Trust's assets, its liabilities, and the estimated value of pending and future claims. To the extent that the pro rata share increases over time, claimants whose claims were liquidated in prior periods under this TDP will receive additional payments so as to equalize over time each claimant' pro rata share of the liquidation value of their claims. Because it is difficult to predict the number and severity of future claims, and the amount of the Trust's assets, no guaranty can be made of any pro rata share of a claim's liquidated value.

       Indemnity Claims (except for claims processed using a Distributor Indemnity Claim percentage, as described in Section H.7, below) and Contribution Claims will be subject to the same categorization, evaluation, pro rata share, and payment provisions of this TDP applicable to all other Trust Claims.

B.   ORDERING AND CATEGORIZING OF CLAIMS.
     -----------------------------------

     1.   Ordering of Claims.  Claims will be ordered for
          ------------------
processing on a FIFO basis. As a general practice, the Trust will review its claims files on a regular basis and notify all claimants whose claims are likely to come up in the FIFO queue for processing in the near future. A claimant's position in the FIFO queue will be determined by the earlier of (i) the date of receipt by the Trust of an acceptable proof of claim form with the Trust or (ii) the date of filing a lawsuit for an asbestos-related injury against the Trust or any other defendant.

     2.   Categorizing of Claims by Disease.
          ---------------------------------
          (a) As a proof of claim is reached in the FIFO queue, the Trust will evaluate it to determine whether the claim meets the Categorization Criteria for a Scheduled Disease and shall advise the claimant of its determination. If a Scheduled Disease is determined, except for Non-Standard Claims, the Trust shall tender to the claimant an offer of payment of the Scheduled Value for the Scheduled Disease, together with a form of release. If the claimant accepts the Scheduled Value and returns the release properly executed, the Trust shall disburse payment within 30 days thereafter, subject to the terms of Section G.3 below.

          (b) If the claimant does not respond to the Trust's offer within six months, the Trust's offer and the claim will be deemed to be withdrawn unless the claimant has requested in writing an extension of time, not to exceed six additional months, within which to respond to the offer. If the claimant still has not responded to the Trust's offer at the end of the additional six-month period, the Trust's offer and the claim will then be deemed to be withdrawn. A claimant may also elect to withdraw a claim at any time. A claim that is withdrawn or deemed to have been withdrawn may be refiled at any time, and shall be ordered in the FIFO queue based on the date of receipt by the Trust of the refiled claim.

          (c) If the Trust determines that a claim does not meet the Categorization Criteria for a Scheduled Disease, or determines the claim is a Non-Standard Claim as defined in Section C, or if a claimant disagrees with the Scheduled Disease determination made by the Trust, the claimant may dispute the determination. Upon receipt of written advice from the claimant of such a dispute, coupled with the claimant's written statement of the basis for the dispute and any supporting documentation, the Trust shall reevaluate the claim in light of all then available documentation and advise the claimant of its determination. If on reevaluation the Trust determines that the claim qualifies for placement in a Scheduled Disease Category or in a different Scheduled Disease Category than the Trust originally determined, the Trust shall tender an offer in the amount of the Scheduled Value for the Scheduled Disease so determined, together with a form of release. If the claimant accepts the Scheduled Value and returns the release properly executed, the Trust shall tender payment within 30 days thereafter, subject to the terms of Section G.3 below.

          (d) If the claimant still disputes the Trust's categorization of the claim or denial of categorization, the claimant may elect arbitration of the categorization or individual evaluation. If arbitration is elected, the arbitrator(s) shall decide, solely on the basis of the documentation in the claim file, which must be complete at least 60 days prior to the scheduled arbitration, whether the claim should be categorized as a Scheduled Disease. If the arbitrator(s) agree with the claimant's position, the decision shall be binding upon the claimant and the claimant shall not be entitled to any individual evaluation. If the claimant returns the release properly executed, the Trust shall tender payment of the Scheduled Value for the Scheduled Disease within 30 days thereafter, subject to the terms of Section G.3 below. If the arbitrator(s) do not agree with the claimant's position, the claimant may elect individual evaluation, as described below.

C.   INDIVIDUAL EVALUATION OF CLAIMS.
     -------------------------------

       Following the claims categorization process described above, any claimant, including one whose claim was not placed in a Scheduled Disease category, may elect to have his/her claim individually evaluated by the Trust. However, because the Scheduled Values represent an equitable settlement value for most claims that meet the criteria of a corresponding Scheduled Disease, and because individual evaluation will be costly and time-consuming, resulting in significant delay in claim payment, the Trust will not value a claim for a liquidated amount in excess of its Scheduled Value unless a higher value is clearly justified. Moreover, if a claimant elects individual evaluation, and the Trust's final offer, or a subsequent arbitration award or judgment, is lower than the Scheduled Value for the claimant's Scheduled Disease category, the claimant cannot elect to receive a previously offered higher Scheduled Value.

       1. VALUATION OF NON-STANDARD CLAIMS.
          ---------------------------------

          (a)  The Schedule of Asbestos-Related Diseases and
Values set forth herein is based (1) on diseases that are generally recognized to be caused in part or in whole by asbestos, and (2) on values that reflect (a) the Trust's experience in liquidating claims for such diseases using the CRP
Factors and (b) the liquidated values of current settlements in the tort system.

          (b) The Trust anticipates it may be presented with claims involving new or different causation and valuation factors not reflected in the Schedule of Asbestos-Related Diseases and Values set forth herein, including claims filed on behalf of claimants whose asbestos exposure took place outside the United States and Canada. In the event the Trust determines that a claim(s) involves new or different causation and valuation factors, such claim(s) will not be eligible for valuation under the Schedule of Asbestos-Related Diseases and Values. Instead, such claims will be individually evaluated in accordance with the CRP Factors when they come up for processing in the FIFO queue. In evaluating such claims, the Trust may gather or request the claimant(s) to provide supplementary information, including the nature of the disease and the tort law, litigation practice, and liquidated values currently experienced in settlements and verdicts for similar claims in the jurisdiction in which the claim arose. The Trust, with the concurrence of the SCB, after consultation with the Special Advisor, may also use such information to develop separate Scheduled Values and new Disease Categories for such Non-Standard Claims.

       2. FAILURE TO MEET CRITERIA FOR A SCHEDULED DISEASE.  A
          ------------------------------------------------
claimant's right to assert a valid claim for the liquidated value of an asbestos-related disease is not prejudiced by failure to meet the Categorization Criteria for a Scheduled Disease. There are no standard definitions or criteria that could fairly include or compensate all meritorious claims involving asbestos-related diseases. It is therefore assumed that many claims will be individually evaluated based on the CRP Factors, with no adverse presumption that the liquidated values of these claims are more or less than the Scheduled Value.

       3. EVALUATION FACTORS.  All claims must present evidence
          ------------------
of an asbestos-related injury resulting from exposure to Manville asbestos that will sustain a cause of action under applicable law. Individual evaluations of claims will be based on the CRP Factors affecting the amount of damages, including without limitation, disease, age, current settlements and verdicts in the tort system in the claimant's jurisdiction, Manville's relevant market share, whether the claimant is living or dead (as of the earlier of the filing of the claim or a lawsuit involving the claim), disability, dependency, special damages, pain and suffering, and evidence that the claimant's damages were (or were not) related to asbestos exposure (for example, alternative causes, strength of documentation of injuries).

       4. MAXIMUM VALUES.  The Trust, with the concurrence of the
          --------------
SCB and the Legal Representative, after consultation with the Special Advisor, has established a Maximum Value for each Scheduled Disease category. These Maximum Values are set forth on Attachment A to this TDP. The liquidated value of an individually evaluated claim may be higher or lower than the Scheduled Value for the Scheduled Disease category into which the claim would otherwise be placed, or which the claim most closely fits. However, unless the claim meets the standards of an Extraordinary Claim set forth below, the liquidated value of an individually evaluated claim is limited to the Maximum Value for the relevant Scheduled Disease. Moreover, the Maximum Value will only be offered to those claimants who present the most severe combinations of factors to be anticipated within the category, and will provide the upper limit of a claim that will enter
Pool A as described below. For purposes of determining the Maximum Value of any claim, the Trust will evaluate the claim and place it in the Scheduled Disease category with respect to which the claim most closely meets the categorization criteria. Any dispute over the Trust's determination of the closest Scheduled Disease category will be subject to arbitration as provided in Section E below.

       5. CLAIMS LIQUIDATED AFTER NOVEMBER 19, 1990.  Claimants
        -----------------------------------------
who liquidated a Trust Claim after November 19, 1990, under the original proposed Trust Distribution Process, may elect either to retain that liquidated value and be paid immediately under this process, or to have their claims placed at the front of the FIFO queue and be processed under the procedure set forth below.

       6. SECOND (MALIGNANT) INJURY CLAIMS.  Unless a general
          --------------------------------
release was executed, a claimant may file a Second Injury Claim against the Trust for additional damages if the claimant subsequently develops an asbestos-related malignant disease. A Second Injury Claim shall be ordered in the FIFO queue based upon the date of receipt by the Trust of the Second Injury Claim, and shall be treated as a new claim to be categorized or individually evaluated, and paid, under this TDP. If the earlier claim for a non-malignant disease was liquidated after November 19, 1990, the amount already received and to be received, if any, from the Trust for the non-malignancy claim will not be deducted as a set-off against amounts payable for the Second Injury Claim.
However, if the claimant liquidated his/her non-malignancy claim against the Trust on or before November 19, 1990, any amounts paid or to be paid pursuant to such liquidation shall be set-off against the liquidated amount arrived at hereunder for the Second Injury Claim.

       7. SUPPORTING MEDICAL EVIDENCE.  The Trust will categorize
          ---------------------------
or individually evaluate claims based on the medical evidence already submitted to the Trust as part of the claimant's proof of claim. A claimant may, but need not, supplement this information with more current medical evidence. Where the claimant has filed an incomplete proof of claim for categorization or individual evaluation, the Trust will notify the claimant of the need for additional information and the Trust need not process the claim until the file is complete. In addition to such medical evidence as claimants are required to submit under the CRP, the Trust with the concurrence of the SCB, after consultation with the Special Advisor, may require that additional kinds of medical evidence be provided.

       8. AUDIT PROCEDURES.  In all cases, the Trust may require
          ----------------
that medical x-rays, tests, laboratory examinations and other medical evidence comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable. The Trust may develop methods for auditing the reliability of medical evidence, including independent reading of x-rays. If its audits show an unacceptable level of reliability for medical evidence submitted by specific doctors or medical facilities, the Trust can refuse to accept medical evidence from such doctors or facilities. In addition, the Trust may develop methods for auditing other types of evidence necessary to support a claim.

       9. EXTRAORDINARY CLAIMS.  In extraordinary situations such
          --------------------
as where a claimant was exposed only to Manville asbestos products, or where Manville asbestos products constituted the overwhelming majority of the claimant's asbestos exposure, or where special damages are exceptionally large, the Trust may individually evaluate and liquidate a claim for an amount that exceeds the Maximum Value for the particular Scheduled Disease asserted by the claimant. Any dispute as to Extraordinary Claim status shall be submitted to arbitration by a special Extraordinary Claims Panel established by the Trust with the concurrence of the SCB after consultation with the Special Advisor.

     10. EXIGENT HEALTH AND EXTREME HARDSHIP CLAIMS.  Notwith
          ------------------------------------------
standing the FIFO order processing rules, the Trust may categorize or individually evaluate, and pay, Extreme Hardship
Claims and Exigent Health Claims.

          (a) For Exigent Health claims: (i) there will be an irrebuttable presumption that there is substantial medical doubt that living Trust claimants with confirmed mesothelioma will survive beyond six months and thus, if they settle their Trust claim, they qualify for Exigent Health treatment; and, (ii) there will be a rebuttable presumption to be exercised at the discretion of the Trust that there is substantial medical doubt that living Trust claimants with confimed lung cancer caused by exposure to asbestos will survive beyond six months and thus, if they settle their Trust claim, they qualify for Exigent Health treatment.

          (b) All other living Trust claimants can qualify for Exigent Health treatment by providing: (i) documentation that a physician has diagnosed the claimant as having an asbestos-related illness and (ii) a declaration or affidavit made under penalty of perjury from a physician who has examined the claimant within one hundred twenty (120) days of the date of the declaration or affidavit of which states that the physician believes there is substantial medical doubt that the claimant will survive beyond six (6) months from the date of the declaration or affidavit.

          (c)  A claim qualifies for payment as an Extreme
Hardship Claim if the Trust, in its sole discretion, determines there is a causal connection between a claimant's financial condition and an asbestos-related disease, and the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income.

D.   SCHEDULE OF ASBESTOS-RELATED DISEASE CATEGORIES AND VALUES.
     -----------------------------------------------------------
For seven asbestos-related diseases, the Trust and the SCB, after consultation with the Special Advisor, have established the following Schedule of Asbestos-Related Disease Categories and Values. The Scheduled Values are based on extensive review of the current settlement and litigation environment and on the Trust's historic experience settling claims using the CRP Factors, and are believed by the parties to represent equitable settlement values for most of the claims that meet the criteria of a corresponding Scheduled Disease.

      Scheduled
      Category
        Value             Scheduled Disease
      ---------           -----------------
         I            Bilateral Pleural Disease     $ 12,000
        II            Nondisabling Bilateral
                      Interstitial Lung Disease     $ 25,000
       III            Disabling Bilateral
                      Interstitial Lung Disease     $ 50,000
        IV            Other Cancer                  $ 40,000
         V            Lung Cancers (One)            $ 60,000
        VI            Lung Cancers (Two)            $ 90,000
       VII            Malignant Mesothelioma        $200,000

CATEGORIZATION CRITERIA.  The criteria that a claim must meet
-----------------------
to receive an offer for the Scheduled Value for one of the seven
Scheduled Disease categories are as follows:

CATEGORY I:  BILATERAL PLEURAL DISEASE
--------------------------------------

     1. The claimant must document bilateral pleural disease (plaques or thickening) diagnosed on the basis of x-ray, CAT scan, or high resolution CAT scan; and
     2. The proof of claim must establish a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of bilateral pleural disease; and
     3. The proof of claim must identify exposure to Manville asbestos products.

CATEGORY II:  NONDISABLING BILATERAL INTERSTITIAL LUNG
------------------------------------------------------
DISEASE (Scheduled Value: $25,000)
-------
     1. The claimant must document bilateral interstitial lung disease diagnosed on the basis of x-ray, CAT scan, or high resolution CAT scan, and submit either:
               a.   A medical report stating that a causal
          relationship exists between asbestos exposure and the
          bilateral interstitial lung disease; or
               b.   Documentation of the presence of either
          unilateral or bilateral pleural disease accompanying the bilateral interstitial lung disease; and
     2. The proof of claim must establish a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of bilateral interstitial disease; and
     3. The proof of claim must identify exposure to Manville asbestos products.

CATEGORY III:  DISABLING BILATERAL INTERSTITIAL LUNG
----------------------------------------------------
DISEASE (Scheduled Value: $50,000)
-------
     1. The claimant must document bilateral interstitial lung disease diagnosed on the basis of x-ray, CAT scan, or high resolution CAT scan; and
     2. The claimant must document disability or impairment evidenced by pulmonary function tests (PFTs), total lung capacity (TLC), forced vital capacity (FVC), or diffusing capacity (DLCO)) of less than 80%; and
     3. The claimant must submit a medical report stating that a causal relationship exists between asbestos exposure and the bilateral interstitial lung disease; and
     4. The proof of claim must establish a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of bilateral interstitial disease; and
     5. The proof of claim must identify exposure to Manville asbestos products.

CATEGORY IV:  OTHER CANCERS (Scheduled Value: $40,000)
---------------------------
     1. The claimant must demonstrate by medical report the existence of primary asbestos-related cancer of one of the following sites:
          a.   Colo-rectal;
          b.   Laryngeal;
          d.   Pharyngeal; and
          c.   Esophageal; or
     2. The claimant must demonstrate by medical report the existence of one of the following:
          a.   Bilateral interstitial lung disease;
          b. Bilateral pleural disease (thickening or plaques); or
          c.   Pathological evidence of asbestosis; and
     3. The proof of claim must establish a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of the cancer; and
     4. The proof of claim must identify exposure to Manville asbestos products.

CATEGORY V:  LUNG CANCERS (ONE):  (Scheduled Value:  $60,000)
-------------------------------
     1. The claimant must demonstrate by medical report the existence of primary asbestos-related cancer of the lung; and
     2. The claimant must demonstrate at least 15 years of heavy occupational exposure to asbestos-containing materials in employment regularly requiring work in the immediate area of visible asbestos dust; and
     3. The proof of claim must establish a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of the cancer; and
     4. The proof of claim must identify exposure to Manville asbestos products.

CATEGORY VI:  LUNG CANCERS (TWO)  (Scheduled Value:  $90,000)
--------------------------------
     1. The claimant must demonstrate by medical report the existence of primary asbestos-related cancer of the lung; and
     2. The proof of claim must establish a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of the cancer; and
     3. The proof of claim must identify exposure to Manville asbestos products; and
     4.   The claimant must:
          a. Be a nonsmoker (has not smoked cigarettes for at least 15 years prior to diagnosis), and demonstrate by documentation, such as Social Security records or a medical report with claimant's work history, occupational exposure to asbestos during an aggregate of three years or 12 quarters of employment2; or
          b. Demonstrate by medical report the existence of one of the following:
               (1)  Bilateral interstitial lung disease;
               (2) Bilateral pleural disease (thickening or plaques); or
               (3)  Pathological evidence of asbestosis.

CATEGORY VII:  MALIGNANT MESOTHELIOMA  (Scheduled Value:
-------------------------------------
$200,000)
     1. The claimant must demonstrate by medical report referencing pathological findings the existence of malignant mesothelioma; and
     2. The proof of claim must establish a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of the cancer; and
     3. The proof of claim must identify exposure to Manville asbestos products.


<F2>
--------------------
2    Daily exposure during such period of time is not required.
</F2>

E.   RESOLUTION OF CATEGORIZATION AND VALUATION DISPUTES.
     ---------------------------------------------------
       1. CONTESTABLE MATTERS.  Except for Non-Standard or
          -------------------
Extraordinary Claims, if a claim otherwise meets the Categorization Criteria for a Scheduled Disease, the Trust will pay the Scheduled Value for that disease in accordance with the provisions of this TDP. If a claimant chooses individual evaluation, and if the claim is eligible to be placed in one of the seven Scheduled Disease Categories, and is supported by appropriate evidence, the Trust will not dispute the culpability of Manville's conduct, or, as a general proposition, that asbestos exposure caused such disease. Instead, the Trust will have the right to contest only the following matters:

          --   the type and seriousness of the claimant's
               injuries;
          --   the claimant's exposure to Manville asbestos
               products;
          --   other causation-in-fact issues;
          --   the amount of damages; and
          --   applicability of statutes of limitations to the
               extent the statute barred the claim as of October 1, 1990.

       Nothing in this paragraph is intended to amend or alter the contestable issues the Trust is permitted to assert as defined in the Claims Resolution Procedures and the Trust
Agreement.

       2. ARBITRATION.  Even a flawless claims resolution
          -----------
procedure may not always fairly meet a claimant's perceived deserved disease categorization or claims valuation.
Accordingly, the Trust, with the concurrence of the SCB, after consultation with the Special Advisor, will institute binding and nonbinding arbitration procedures for resolving disputes over disease categorization for Scheduled Values and Maximum Values, individual evaluation of claims, and Extraordinary Claim status. These procedures may be modified by the Trust with the concur rence of the SCB, after consultation with the Special Advisor.

       As provided in Section B above, a claimant may initially elect arbitration of categorization. Except for such arbitration of categorization, a claimant must first choose individual evaluation and the individual evaluation must be completed before the claimant can elect arbitration. Individual evaluation is completed when the claim has been individually reviewed by the Trust, the Trust has made an offer on the claim, the claimant has rejected the liquidated value resulting from the individual evaluation, and the claimant has notified the Trust of the rejection in writing.

       Arbitrator(s) may determine whether a disease falls in a higher or lower category of Scheduled Disease for purposes of determining both Scheduled Values and Maximum Values. After a claim is individually evaluated, arbitrator(s) may also determine a liquidated value which may be higher or lower than the Scheduled Value for the claim. However, except in the case of an Extraordinary Claim (as determined by the Trust or by the Extraordinary Claims Panel), arbitrator(s) may not return an award in excess of the Maximum Value for the appropriate Scheduled Disease category. In the case of individual evaluations, a claimant who submits to arbitration and who accepts the arbitral award will receive payments in the same manner as one who had accepted the Trust's original valuation of the claim and will be deemed to have released the Trust from any liability beyond the liquidated value determined by the arbitrator.

       3. LITIGATION.  Only claimants who, following individual
          ----------
evaluation, elect nonbinding arbitration and then reject their arbitral awards retain the right to trial against the Trust of the liquidated value, if any, of their claims. A judgment creditor is eligible for payment from the Trust's available cash, as provided below, 30 days after the judgment is final and non-appealable. However, under no circumstances shall the Trust pay any punitive damages which may be awarded to a claimant.

F.   CREATION OF TWO POOLS.
     ---------------------
       1. POOL A.  Trust Beneficiaries will be compensated
          ------
through two pools of funds. A Trust Beneficiary who accepts an offer from the Trust based on (i) a Scheduled Value for a Scheduled Disease, (ii) a value based on individual evaluation by the Trust, or (iii) an arbitration award, will receive a pro rata share of that liquidated value from Pool A. A Trust Beneficiary who rejects an award in nonbinding arbitration, and who returns to the tort system and obtains a judgment for money damages, will also enter Pool A after the claim has been reduced to a final, non-appealable judgment. The liquidated value of a judgment creditor's claim entered in Pool A, however, will not exceed
(i) the Maximum Value for the judgment Scheduled Disease, or
(ii) such higher amount as may have been offered by the Trust or awarded through arbitration with respect to an Extraordinary Claim as described in Section C above.

       2. POOL B.  Judgment creditors with verdicts in excess of
          ------
the limits set forth above and Trust Beneficiaries who have received less than 100 percent of the liquidated value of their claims entered in Pool A will enter Pool B where they may receive compensation for the excess amount of their respective verdicts and claims after all claims entered in Pool A have been paid
50 percent of their liquidated value.

       3. DISTRIBUTION OF TRUST FUNDS BETWEEN THE POOLS.  The
          ---------------------------------------------
Trust's available cash for general distribution to Trust Beneficiaries shall be held by the Trust for distribution to Beneficiaries with liquidated Pool A claims until all such Beneficiaries have received 50 percent of the liquidated value of their claims entered in Pool A. Pool B shall not receive any funds available for distribution until all claims entered in Pool A have been paid 50 percent of the liquidated value of their claims. It is doubtful that Pool B will ever be funded.

       4. EXTINGUISHMENT OF UNPAID TRUST CLAIMS.  Upon the
          -------------------------------------
termination of the Trust in accordance with the provisions of the Trust Agreement and/or upon the distribution of all Trust Assets, any and all Trust Claims shall be extinguished.

G.   PAYMENT OF CLAIMS.
     -----------------
       1. PRO RATA SHARE TO BE PAID.
          -------------------------

          (a) It is intended that all Trust Beneficiaries shall share in the Trust estate on a pro rata basis, with each Trust
                               --- ----
Beneficiary receiving a pro rata share of his or her claim's liquidated value, arbitration award, or judgment as equivalent as possible to the pro rata share received by all other Trust
                --- ----
Beneficiaries under this TDP.

          (b)  The initial pro rata share has been set at ten
                           --- ----
percent (10%) by the Trust with the concurrence of the SCB and the Legal Representative, after consultation with the Special Advisor. To determine the initial pro rata share, the Trust has
                                   --- ----
forecast its anticipated annual sources and uses of cash until the last projected future claim has been paid or assets have been reserved for its payment. The Trust has calculated the appropriate pro rata share for all claims so that the Trust will have no remaining assets or liabilities after the last Trust Beneficiary has received his or her pro rata share.
                                    --- ----

          (c)  The initial pro rata share is based on information
                           --- ----
both with respect to valuations of the Trust's assets and expectations about the value of present and future Trust liabilities. It may be possible to make additional payments in the future to previously settled Trust Beneficiaries while simultaneously protecting future claimants from unreasonable risks.

          (d) In order to ensure, as best as possible, that the basic assumptions which underlie this TDP remain valid so that all Trust Beneficiaries will be treated equally, the Trust shall, at least every 3 years, but as often and for so long as the Trust, the SCB, or the Legal Representative deem necessary, re-estimate the values of its total assets and its total liabilities and determine whether a revised pro rata percentage
                                            --- ----
should be applied to past, present or future claims.

          (e) The Trust shall determine (i) if the anticipated values of assets have been so reduced and/or the expectation of the value of present or future claims so increased that a new lower pro rata share should be applied to all future claim
      --- ----
payments, or (ii) if the anticipated values of assets have been so increased and/or the expectation of the value of present or future claims so reduced that a new higher pro rata share should
                                           --- ----
be applied to all future claim payments, as well as any past settlements paid a lower pro rata share.
                         --- ----

          (f) Estimates have been and shall be performed in a flexible and pragmatic manner that considers the circumstances of the present claimants, the future claimants, the practical limitations imposed by the inability to predict with precision the future assets and liabilities of the Trust and the risks to all Trust Beneficiaries in not reaching agreement.

       2. EQUALIZATION OF PRO RATA SHARES
          -------------------------------
          (a)  Payment of pro rata amounts may be limited from
                          --- ----
time to time by available cash. In such case, or in the event a new higher pro rata share is applied, the Trust shall make, as
           --- ----
cash is available, a subsequent additional pro rata payment to
                                           --- ----
all Trust Beneficiaries with liquidated claims whose previous cumulative pro rata share was less than the existing or the new
           --- ----
higher estimate. The purpose of such payment shall be to equalize Trust Beneficiaries' cumulative pro rata share.
                                         --- ----
However, the Trust shall not be obligated to make such a catch-up pro rata adjustment more than once a year, or if in the judgment
--- ----
of the Trust with the concurrence of the SCB and the Legal Representative, after consultation with the Special Advisor, the amount of any such catch-up pro rata adjustment is so small as
                             --- ----
not to justify its administrative burden.

          (b) The Trust shall provide the SCB, the Legal Representative, and the Special Advisor with any proposal for adjusting the pro rata share supported by the results of the
              --- ----
Trust's analysis and any valuations prepared by the Trust's investment bankers and other consultants. The proposal(s) shall take effect upon the concurrence of the SCB and the Legal Representative, after consultation with the Special Advisor.

       3. ORDER OF PAYMENT.  The Trust shall pay claims in the
          ----------------
order in which the claims are liquidated, each such payment occurring within 30 days of the Trust's receipt of an executed release from the subject claimant. If at any time the Trust has insufficient available funds to pay any claim, payment shall be suspended until such time as the Trust monetizes additional assets. No Trust Claim shall be preferred over any other for purposes of payment, regardless of which processing queue the Trust Claim is in.

       4. MONETIZATION OF ASSETS.
          ----------------------
          (a) The Trust shall monetize its assets at the earliest opportunity consistent with its obligation to preserve and enhance the value of the Trust estate and further the prompt, fair and equitable distribution of Trust assets to all present and future Trust Beneficiaries. In reaching decisions on these subjects, the Trust shall be guided by an investment banker or bankers selected by the Trust in its sole discretion, and such investment banker or bankers shall be available to discuss and explain their recommendations to the SCB, the Legal Representative, and the Special Advisor from time to time as they may be requested to do so.

          (b)  If in the future the SCB or the Legal
Representative disagree with or are dissatisfied with the advice received from the Trust's financial or investment advisors concerning any matter as to which the SCB or the Legal Representative have concurrence rights, the SCB or the Legal Representative may notify the Trust in writing that they are withholding concurrence with respect to such matter on such ground, setting forth the reasons for such disagreement or dissatisfaction. Thereafter, either the Trust, on the one hand, or the SCB or the Legal Representative, on the other hand, shall have the right to request that the dispute with respect to such concurrence be resolved pursuant to the procedure set forth in Section J.3 below. If it is determined in such dispute resolution procedure that there is a reasonable basis for the disagreement or dissatisfaction of the SCB or the Legal Represen tative with such financial or investment advice, the SCB or the Legal Representative shall have the right to appoint their own financial or investment advisor to review the disputed issue, and in such case, the reasonable fees and expenses of such financial or investment advisor shall be paid for by the Trust; provided, however, that in any case where both the SCB and the Legal Representative withhold concurrence on the ground that they disagree or are dissatisfied with the financial or investment advice received by the Trust on a matter as to which they both have concurrence rights and it is determined in the dispute resolution procedure that there is a reasonable basis for such disagreement or dissatisfaction by both the SCB and the Legal Representative, the Trust shall have the right to have determined in such dispute resolution procedure the issue of whether it is reasonable and necessary for the Trust to bear the fees and expenses of separate financial or investment advisors for the SCB and for the Legal Representative or whether instead the Trust's obligations in such case shall be limited to paying the fees and expenses of a single financial or investment advisor that may be consulted jointly or separately by both the SCB and the Legal Representative.

       5. ACCESS TO FINANCIAL INFORMATION.  Subject to entry into
          -------------------------------
an appropriate confidentiality agreement where applicable, the Trust shall make available to the SCB, the Legal Representative, and the Special Advisor any other investment banking or other financial, accounting or statistical information available to the Trust relating to issues to be discussed with and/or as to which concurrence is required of the SCB or the Legal Representative.

       6. AMENDMENTS TO PROCEDURES INVOLVING THE PRO RATA SHARE.
          -----------------------------------------------------
The procedures set forth herein governing the pro rata share may
                                              --- ----
be amended, altered, or adjusted to reflect changed circumstances, greater information, and/or improved procedures, with the concurrence of the Trust, the SCB, and the Legal Representative, after consultation with the Special Advisor.

       7. RESOLUTION OF DISPUTES INVOLVING THE PRO RATA SHARE.
          ---------------------------------------------------
Any dispute among or between the Trust, the SCB, and the Legal Representative, regarding any matter on which the Legal Representative's concurrence is required, shall be resolved in accordance with the dispute resolution process in Section J, and the Legal Representative shall have a role in the dispute resolution procedures equal to that of the SCB on such matters.

H.   ALL TRUST BENEFICIARIES TREATED ALIKE.
     -------------------------------------

       In order to conserve the assets of the Trust, except as set forth below, Trust Beneficiaries -- both plaintiffs and defendants -- will dismiss, without prejudice, all present cases, are enjoined from filing future litigation against Manville3 or the Trust, and are required to pursue their claims against the Trust only as provided in this TDP. Except as provided in Section E above and subsection 1(c) below, the Trust will make no appearance in any court, and no Trust Beneficiary will be permitted to proceed in any manner against the Trust or Manville in any state or federal court.

1.   LITIGATION BETWEEN TRUST BENEFICIARIES.
     --------------------------------------
          (a)  Section H Applicable Only to Trust Beneficiaries.
               ------------------------------------------------
The provisions of this Section H, including those relating to

<F3>
----------------
3 As used herein, Manville shall mean the Debtors, their successors, and their subsidiaries and affiliates. To the extent that Trust Beneficiaries assert claims against third parties which a court of competent jurisdiction determines by order give rise to Indemnification Liabilities on the part of the Trust, those Trust Beneficiaries agree to reduce such claims and/or judgments on such claims, on a dollar-for-dollar basis, to the full extent necessary to extinguish any such Indemnification Liabilities. Provided, however, that this provision is not intended to otherwise restrict or interfere with the rights of Trust Beneficiaries to proceed against third parties.
</F3>
set-offs, are applicable only to Trust Beneficiaries. Asbestos health plaintiffs who are not Trust Beneficiaries because they were not exposed to Manville asbestos or asbestos-containing products shall not be subject to any of the provisions of this Section H and judgments they obtain against defendants shall not be governed by the provisions of this Section H, including the provisions relating to set-offs. Any dispute over whether an asbestos health plaintiff is a Trust Beneficiary whose claim is governed by this Section H shall be resolved by the trial court hearing the asbestos health plaintiff's case against defendants. The parties shall retain whatever rights of appellate review may be available under applicable law in respect of such ruling.

          (b)  Right to introduce evidence.  In any litigation
               ---------------------------
between Trust Beneficiaries, all Beneficiaries shall retain their respective rights provided by applicable law to introduce evidence at trial in state or federal court.

          (c)  Where third-party claims permissible.  Third-party
               ------------------------------------
claims may be asserted against the Trust for the sole purpose of listing the Trust on a verdict form or otherwise as necessary to ensure that any verdict reduction in respect of the Manville (or Trust) liability share is made pursuant to applicable law. No objection shall be made by the Trust or the claimant to the filing by a Co-Defendant of a third-party complaint or to the joinder of the Trust as a party for this limited purpose only. However, the Trust shall not be required to enter an appearance as to third-party or any other claims, nor shall it be subject to party discovery or to default judgment or levy and execution on any judgment. Under no circumstances shall the Trust be required to pay claims, whether for asbestos-related conditions or for contribution or indemnification, except in accordance with this TDP. Without enlarging any substantive rights accorded them by this TDP, Co-Defendants shall have such procedural rights (relating to procedural issues not expressly dealt with by this TDP) reasonably necessary to pursue or defend rights accorded them by this TDP.

          (d)  Status of the Trust.  In return for limiting the
               -------------------
right of Co-Defendants to implead the Trust, except under the circumstances described in subsection 3(d)(ii)(B), below, the Trust shall be treated in litigation between Beneficiaries of the Trust as a legally responsible tortfeasor under applicable law, without the introduction of further proof. Under no circumstances shall the Trust be treated as a bankrupt unless:

       1) formal bankruptcy, liquidation or insolvency proceedings are commenced by the Trust; or 2) such proceedings are commenced against the Trust and applicable law provides for treating the Trust as a bankrupt in such circumstances.

          (e)  Discovery and informational issues.  The Trust

             ----------------------------------
shall comply with the rules of discovery pertaining to non-parties under applicable law.

          (f)  Verification of settlement information.  In
               --------------------------------------
response to a Co-Defendant request, the Trust and the claimant shall promptly verify, no later than the start of jury selection in the trial of an action by the claimant against the Co-Defendant, the fact of any settlement or any filing by the claimant of a claim with the Trust; and shall provide information regarding the amount and terms of any such settlement at the time and with the detail required by applicable law.

       2. CO-DEFENDANT CONTRIBUTION CLAIMS AGAINST THE TRUST.
          --------------------------------------------------

          (a)  General principles.  Co-Defendant Contribution
               ------------------
Claims against the Trust may be satisfied in two ways: (i) in the circumstances set forth in subsection 4, below, Contribution Claims may be brought against the Trust and processed in accordance with this TDP and subsection 4, below, or (ii) Co-Defendants may receive credit at trial for the Trust (or Manville) share in the form of a set-off (defined herein as a reduction in the amount of a judgment) under the circumstances described in subsection 3, below, and calculated pursuant to applicable law. Except as described below, in order to preserve the Trust's assets for payment of claims asserted by asbestos health claimants and to limit transaction costs of all parties, set-off credit shall be the preferred method of satisfying Co-Defendant claims, regardless of whether the Trust and claimant have liquidated the underlying claim.

       3. CALCULATION OF SET-OFF.  The manner of calculating
          -----------------------
set-off shall be based on whether the claim has been liquidated by the Trust and the applicable law of contribution and verdict reduction or settlement credit.

          (a)  Calculation of Trust's payment.  In situations
               ------------------------------
where the amount of the Trust's payment or expected payment to a claimant is relevant to the set-off calculation, that amount shall be determined as follows:

               (i)  For liquidated claims.  Where the underlying
                    ---------------------
claim has been liquidated, the amount of the Trust's payment to the claimant (the "Liquidated Trust Payment") shall be (a) the actual amount received to date by the claimant or (b) if no funds have yet been received, the amount of the liquidated value agreed to by the claimant and the Trust, multiplied by the pro rata
                                                    --- ----

share in effect at the time the set-off is being applied
(as described above in Section G).
          -----

               (ii)  Unliquidated claims.  Where the claim has
                     -------------------
not been liquidated, the amount of the Trust's payment to the claimant (the "Unliquidated Trust Payment") shall be the amount of the Scheduled Value, as further described in this TDP, for the applicable disease category, multiplied by the pro rata share in
                                               --- ----
effect at the time the set-off is being applied (as described above in Section G).

               (iii)  Entitlement to subsequent Trust payment.
                      ---------------------------------------
Where the amount of a set-off is calculated on the basis of subsection 3(a)(i) or (ii), above, and a Co-Defendant has paid a judgment based on joint and several liability or entered into a post-judgment settlement with the claimant, the Co-Defendant shall receive that portion of any future payment made by the
Trust in respect of the underlying asbestos health claim which is: 1) beyond the amount of the set-off calculated pursuant to subsections 3(a)(i) or (ii); and 2) attributable to that part of claims tried against the Co-Defendant for which the Trust is jointly and severally liable. The Co-Defendant shall have no entitlement to subsequent Trust payments when the amount of a set-off is calculated on the basis of the Trust's pro rata share
                                                  --- ----
or its allocated liability share.

          (b)  Pro tanto states.  Pro tanto states are those in
               ----------------   --- -----
which any judgment against a non-settling defendant is reduced by the amount paid or agreed to be paid by a released party.

               (i)  Liquidated claims.  Where the underlying
                    -----------------
 claim has been liquidated, the amount of set-off shall be the Liquidated Trust Payment.

               (ii)  Unliquidated claims.  Where the claim has
                     -------------------
not been liquidated, the amount of set-off shall be the Unliquidated Trust Payment.

          (c)  Pro rata states.  In pro rata states, total
               ---------------      --- ----
liability is divided equally among all defendants found by the fact finder to be legally responsible tortfeasors (or agreed by the parties to be legally responsible tortfeasors, if applicable law so provides), including released parties. In such states, judgments against nonsettling defendants are reduced, as provided by applicable law, by either the pro rata share attributable to
                               --- ----
released parties or the amount paid or agreed to be paid by released parties. Solely for the purposes of obtaining a set-off in a pro rata state pursuant to this subsection 3(c), regardless
     --- ----
of whether the Trust has been given a release, or the wording of any such release, claimants in pro rata states shall be deemed to
                               --- ----
have given the Trust a joint tortfeasor release and indemnified the Trust against contribution and indemnity claims by Co-Defendants against the Trust arising from a judgment obtained by such claimants.

               (i)  Liquidated claims.  Where the underlying
                    -----------------
claim has been liquidated, the set-off amount shall be either (a)
the Liquidated Trust Payment, or (b) the Trust's pro rata share
                                                 --- ----
of the judgment, as provided by applicable law.

               (ii) Unliquidated claims. Where the underlying claim has not been liquidated, the set-off amount shall be either
(a) the Unliquidated Trust Payment, or (b) the Trust's pro rata
                                                        --- ----
share of the judgment, as provided by applicable law.

          (d)  Allocation or apportionment states.  Allocation or
               ----------------------------------
apportionment states provide that the amount of any judgment shall be reduced with reference to the apportioned share of released or absent parties. The burden of proving the percentage liability share of the Trust or Manville shall be allocated as provided by applicable law.

               (i)  Liquidated claims.  Where the underlying
                    -----------------
claim has been liquidated, the set-off shall be the larger of (a) the Liquidated Trust Payment, or (b) the liability share allocated by the fact finder to the Trust or Manville.

               (ii)  Unliquidated claims.  Where the underlying
                     -------------------
claim has not been liquidated, the claimant shall make the following election:

               (A) To pursue his or her claim against the Trust, in which event any Co-Defendant(s) against whom a judgment is returned shall receive a set-off equal to the larger of (i) the Unliquidated Trust Payment, or (ii) the liability share allocated by the fact finder to the Trust or Manville. If there are multiple settling tortfeasors, state law shall govern whether the set-offs attributable to such settlements are calculated in the aggregate or individually for each settling tortfeasor; or

               (B)  To agree not to pursue his or her claim
against the Trust in which event there shall be no set-off in respect of the Trust, except in the circumstances set forth in subsection 3(d)(ii)(E), below. At such time as a Co-Defendant remaining at verdict pays the resulting judgment or enters into a post-verdict4 or post-judgment settlement with the claimant, the Co-Defendant shall have the right to bring a Contribution Claim against the Trust, as set forth in subsection 4, below. Nothing in this paragraph shall modify the several liability of the Trust or Co-Defendants in jurisdictions providing for several liability as set forth by subsection 3(e) below.

               (C) The election required under this subparagraph shall be made by the claimant either (i) in open court on the record, or (ii) in writing to the Trust and to those Co-
Defendants then remaining at trial no later than the point in time described in subsection 3(d)(iii)(D), below.

               (D) The election required under this subparagraph shall be made after the completion of jury selection and before opening argument, unless the claimant chooses to make the election earlier. In the case of bifurcated or multiphase trials, the claimant shall make the required election before opening argument (or, if no opening argument is had as to that phase, before the presentation of evidence commences) in the first trial phase addressing any issue, such as damages, product exposure or identification, or specific causation, which is individual to that claimant. For this purpose, issues such as Co-Defendant negligence, product defect and liability for punitive damages shall not be considered issues individual to a particular claimant.

               (E) Notwithstanding any other provision of this subparagraph, a claimant may elect to pursue his or her claim against the Trust following a previous election not to do so if any of the Co-Defendants that went to judgment declare bankruptcy before paying the judgment or entering into a post-judgment

<F4>
----------------
4 As used in this Section H, the term "post-verdict settlement," shall refer to a settlement reached after the fact-finder has rendered a verdict establishing the amount of the claimant's compensatory damages.
</F4>

settlement with the claimant. The plaintiff shall be required to make such election within 60 days of the Co-Defendant's bankruptcy filing and shall notify the Trust and the Co-Defendant of such election in writing. If the claimant makes such an election, any other nonbankrupt Co-Defendant(s) that went to judgment shall receive a set-off pursuant to subsection 3(d)(ii)(A) above, except that a nonbankrupt Co-Defendant which had previously paid the judgment or entered into a post-judgment settlement prior to the plaintiff's revised election shall retain its rights to make a Contribution Claim against the Trust under subsection 4, below.

               (F) The beneficiaries of the Trust disagree as to whether the provisions of this TDP will render the Trust a party over whom plaintiffs are unable to obtain jurisdiction within the meaning of NY CPLR 1601. To resolve this controversy, the parties stipulate and agree for themselves and all members of their respective classes, that in cases to which the limitation on joint liability provided by NY CPLR 1601 would apply they shall divide the Trust's or Manville's share of liability among themselves as follows, notwithstanding any contrary provision of this Section H (including subsection 1(d) above to the extent, if any, it may be deemed to be contrary to this subsection), law or judicial decision: 80% of the Trust's or Manville's share shall be allocated as if the Trust were a party over whom jurisdiction could not be obtained, and the other 20% shall be borne by the plaintiffs. The burden of proving the Trust's or Manville's share of liability shall be allocated as provided by applicable law.

          (e)  Several liability states.  Where the applicable
               ------------------------
state or other law provides for several liability (as distinguished from joint and several liability) for all or part of a cause of action, applicable law shall determine the effect of the several liability of the Trust and/or the Co-Defendants on the amount of any set-off and the entitlement of Co-Defendants to future payments from the Trust. In such jurisdictions, claimants shall retain their claims against the Trust to the extent those claims are based on several liability regardless of the other provisions of this Section H, and Co-Defendants shall bear no responsibility for the several liability of the Trust, except as mandated by applicable law.

          (f)  States with multiple set-off rules.  In some
               ----------------------------------
states, different set-off rules (pro tanto, pro rata or
                                 --- -----  --- ----
apportionment) govern different causes of action or parts thereof or different elements of damages. In such states, applicable law shall govern which set-off rules apply to each cause of action or part thereof and each element of damages.

          (g)  Application of set-off to claims tried and
             -------------------------------------------
categories of damages.  Where the judgment against
---------------------
Co-Defendant(s) resolves only a portion of the claimant's Trust Claim (for example, personal injury as distinct from wrongful death claims), the dollar amount of the Liquidated Trust Payment used in calculation of any reduction or set-off shall reflect any apportionment made by the Trust and the claimant reasonably and in good faith with regard to rights of the Co-Defendants under this TDP, provided that the Co-Defendants shall retain any rights
          --------
available to them under applicable law to challenge such apportionment. If the claimant has not liquidated his or her Trust Claim, the trial court shall allocate the Unliquidated Trust Payment between claims tried and not tried for purposes of calculating the set-off. In addition, wherever applicable law calls for apportionment of economic and non-economic damages, the value assigned to the set-off in respect of the Trust's share shall be allocated between economic and non-economic damages in the same proportion that the judgment or underlying verdict against the Co-Defendant allocated such damages, notwithstanding any apportionment set forth in individual settlement documents between the Trust and the claimant.

          (h)  Determination of disease category.  Unless the
               ---------------------------------
plaintiff elects otherwise prior to the time the verdict is returned, the disease category to be used for purposes of calculating set-off shall be as set forth below:

     1. If the plaintiff claimed at trial that the disease was mesothelioma, Category VII

     2. If the plaintiff claimed at trial that the disease was lung cancer, Category VI

     3. If the plaintiff claimed at trial that the disease was other cancer, Category IV

     4. If the plaintiff claimed at trial that the disease was a non-malignant condition caused by asbestos, Category
          III

       In the event the plaintiff claimed two diseases at trial, the categorization shall be that of the disease with the higher
Scheduled Value, unless the jury specifically finds that the plaintiff does not have that disease.

       If the plaintiff elects not to follow the procedure set forth above for determining the disease category to be used in calculating set-off, the following procedures shall govern. At or before the verdict molding stage, Co-Defendant and claimant Beneficiaries shall use their best efforts to agree on the appropriate disease category for purposes of establishing the Unliquidated Trust Payment of a claim. In the event of disagreements, the issue shall be decided by the trial court, based on the disease criteria set forth at Section D and the medical records and testimony submitted by plaintiff at trial. The parties shall give notice to the Trust of the agreed-upon disease category or of the submission of the issue to the trial court. The Trust shall be bound by the court's ruling or the parties agreed-upon determination.

       4. CONTRIBUTION CLAIMS.
          -------------------

          (a)  Right to pursue Contribution Claims retained.  Co-
               --------------------------------------------
Defendants shall have the right to pursue Contribution Claims (i) in connection with claims arising under the circumstances described in subsection 3(d)(ii)(B) above; and (ii) in any circumstance where no set-off credit is allowed by the trial court although this TDP would provide for a set-off. In addition, in cases where the claimant and the Trust have not liquidated the claim, a Co-Defendant may, at its sole discretion, pursue a Contribution Claim against the Trust, rather than taking a set-off credit, provided that if the Co-Defendant chooses to appeal the judgment in respect of the claim, the Co-Defendant shall have first paid an amount equal to the Unliquidated Trust Payment to the claimant. Any such choice by a Co-Defendant need not be made until the amount of the set-off credit is calculated by the trial court, and the Co-Defendant shall not be eligible to make the Contribution Claim until it has paid the judgment or entered into a post-judgment or post-verdict settlement with the claimant. Under no circumstances shall the right to make any Contribution Claim under this TDP be lost by virtue of the fact that a Co-Defendant has paid the judgment against it or entered into a post-judgment or post-verdict settlement with the claimant.

          (b)  Notification of Contribution Claims.    If a
               -----------------------------------
claimant accepts a Trust settlement, having obtained a verdict establishing the amount of the claimants' compensatory damages and one or more of Co-defendants' liability therefor, or a judgment against Co-defendant(s), and thereafter the Trust pays a Contribution Claim arising from such verdict or judgment, the claimant shall be liable to the Trust for the amount of the Trust payment to the claimant. Co-defendants shall notify the Trust within 60 days of the return of a verdict or a judgment in favor of a claimant on which they may base a Contribution Claim. If a Co-defendant fails to notify the Trust within the 60-day period, the Co-defendant's right to be paid with respect to the Contribution Claim is preserved only if such notice is received by the Trust prior to the Trust making a payment to the claimant who obtained the verdict or judgment against Co-defendant(s).
The Trust shall notify Co-defendants of the asbestos health claimants to whom it intends to make offers no later than 60 days before such offers are made.

          (c)  Processing, valuation and payment of Contribution
               -------------------------------------------------
Claims.  Contribution Claims made to the Trust based on payment
------
or settlement of a judgment shall be processed in FIFO order of their receipt by the Trust, without reference to any queue established for claims of asbestos health claimants.
Contribution Claims shall be processed in the same fashion as claims of asbestos health claimants except that all arbitrations of Contribution Claims shall be binding. Such claims shall be valued as if the Co-Defendant(s) had stepped into the shoes of the claimant whose verdict against Co-Defendant(s) gave rise to the claim for contribution; all Co-Defendant(s) with valid Contribution Claims shall therefore be entitled to recover from the Trust on their Contribution Claim(s) the same amount, in aggregate, the claimant could have recovered from the Trust. In determining the value of the claim, the Trust may take into account the size of the verdict returned against the Co-Defendant(s). Contribution Claims shall be paid in the same manner as claims of asbestos health claimants are paid pursuant to Sections F and G, above, and shall be subject to the same pro
                                                             ---
rata share provisions applicable to all other claims by Trust
----
Beneficiaries. Any information submitted by a Co-Defendant to the Trust pursuant to this subsection 4 shall be kept confidential by the Trust and shall not be disclosed to any other Beneficiary.

          (d)  Co-Defendants' Contribution Claims pursued
               ------------------------------------------
jointly.  All Co-Defendants with Contribution Claims arising from
-------
the same judgment by a claimant shall use their best efforts to pursue such contribution claims in a coordinated fashion.

       5. RIGHT TO MAKE INDIVIDUAL ALLOCATION AGREEMENTS.
          ----------------------------------------------
Nothing in this Section H shall prevent claimants and Co-
Defendants from agreeing in writing in individual cases to allocate their respective claims against the Trust in such manner as they deem appropriate.

       6. INDEMNITY CLAIMS.  Any Trust Beneficiary holding an
          ----------------
Indemnity Claim valid under applicable law, which was not waived pursuant to the applicable provisions of the Co-Defendants' Procedures, and who is not a Distributor within the meaning of subsection 8 below, may assert such Indemnity Claim either in the Cases, as provided by the Co-Defendants' Procedures, or may present it to the Trust. If a Beneficiary elects to present an Indemnity Claim to the Trust, it shall be processed in the same fashion as Contribution Claims are processed under subsection 4, above. Indemnity Claims shall be valued by the Trust as provided by applicable law and shall be subject to the provisions relating to payment and pro rata shares that are set forth in Sections F
               --- ----
and G, above.

       7. DISTRIBUTOR INDEMNITY CLAIMS.  Any Trust Beneficiary
          ----------------------------
that is a Distributor may present Distributor Indemnity Claims to the Trust for processing and payment pursuant to the provisions of this subsection 7.

          (a)  Definitions.  A Distributor is any entity that:
               -----------
 1) was engaged in the business of distributing Manville asbestos or asbestos-containing products; 2) was not engaged in the business of mining asbestos or manufacturing asbestos-containing products; and 3) is not a member of the MacArthur Subclass. A Distributor Indemnity Claim means any Indemnity Claim by a Distributor which constitutes a valid claim for indemnification under applicable law. Distribution means the purchase, shipment, storage, sale and delivery of asbestos or asbestos-containing products which were not remanufactured, altered, relabelled or installed by the Distributor.

          (b)  Distributor Indemnity Claims Not Waived.  No
               ---------------------------------------
Distributor shall be deemed to have waived Distributor Indemnity Claims by any of the following: 1) failing to comply with the provisions of Sections II and III.D.1 of the Co-Defendants' Procedures, including not filing a timely proof of claim for Indemnity in the Cases; 2) the making of the Contribution Claim Election; or 3) the expungement of any Proof of Claim for Indemnity by the Bankruptcy Court.

          (c)  Distributor Indemnity Claim Percentage.  The
               --------------------------------------
Distributor Indemnity Claim percentage is the proportion of a Distributor's asbestos-related loss in any particular case which shall be treated by the Trust as constituting a Distributor Indemnity Claim. Distributors who meet the following two requirements shall have the right to process Indemnity Claims against the Trust using the Distributor Indemnity Claim percentage described below: 1) 35% or more of the asbestos or asbestos-containing products purchased by the Distributor were distributed by it; and 2) 35% or more of the asbestos or asbestos-containing products distributed by the Distributor were purchased from Manville.

       Except as specifically provided otherwise in the Stipulation of Settlement, the Distributor Indemnity Claim percentage shall be equal to the product of: (i) the percentage of asbestos or asbestos-containing products distributed by the Distributor that it purchased from Manville; (ii) the percentage of asbestos or asbestos-containing products purchased by the Distributor which were distributed by it; and (iii) 95% if the Distributor filed a proof of claim for indemnity in Manville's bankruptcy which was not expunged and 86% otherwise.5 Thus, by way of example only, a Distributor that purchased 50% of the asbestos it dealt in from Manville, and which distributed 50% of the asbestos it purchased, and that filed a timely proof of claim would be assigned a Distributor Indemnity Claim percentage of 23.75% (50% x 50% x 95%).

          (d)  Setting a Distributor Indemnity Claim Percentage.
               ------------------------------------------------
The Distributor Indemnity Claim percentage applicable to a particular Distributor shall be determined by the following procedures.

<F5>
-------------------
5 These three factors are hereinafter referred to as the components of the Distributor Indemnity Claim percentage.
</F5>
       First, a Distributor must make a written submission to the Trust setting forth its position concerning the proper Distributor Indemnity Claim percentage for that Distributor and each component of that percentage. The Trust shall promptly notify the SCB of the Distributor's submission, the proposed Distributor Indemnity Claim percentage and each component thereof. The SCB may share such information only with those persons necessary to enable the SCB to respond to the Distributor's submission. The SCB shall have 45 days from receipt of such notice to make its own written submission to the Trust concerning the proper Distributor Indemnity Claim percentage for the Distributor, together with such supporting documents as the SCB deems appropriate.

       By the same date the SCB's submission is due, the Distributor shall submit to the Trust all documents in support of its position it wishes the Trust to consider. Such information provided by the Distributor shall be kept confidential by the Trust and shall not be shared with any other Beneficiary. Within 10 days following the date the SCB's submission is due, the Trust shall determine the Distributor Indemnity Claim percentage, and shall notify the Distributor and the SCB of its determination.
If either is dissatisfied, they may present the issue to the Special Advisor for mediation.

       The Special Advisor shall receive copies of all submissions presented to the Trust. If the Special Advisor is unable to resolve the issue through mediation, it shall be resolved by binding arbitration. The Special Advisor shall nominate three potential arbitrators (none of whom shall be counsel representing any Trust Beneficiary), each party shall strike one and the remaining nominee shall be the arbitrator. If both parties strike the same nominee, the Special Advisor shall select the arbitrator from the remaining two nominees. The arbitrator shall determine the procedures for the arbitration. The arbitrator's determination of the appropriate Distributor Indemnity Claim percentage shall be final and binding on the Distributor, the Trust and the SCB. If this process results in a determination that less than 35% of the asbestos purchased by a Distributor was distributed by it or less than 35% of the asbestos or asbestos-containing products it purchased was from Manville, the Distributor shall not have the right to process its claims using a Distributor Indemnity Claim percentage (unless special circumstances are presented to and accepted by the Trust, as described below) and shall instead process its claims on a case-by-case basis as provided by subsection 7(f), below. Upon demonstration of special circumstances warranting such treatment, the Trust may in its discretion permit a Distributor to process its claims using a Distributor Indemnity Claim percentage even if the Distributor fails to meet the requirement set forth in the preceding sentence.

          (e)  Processing Distributor Indemnity Claims with a
               ----------------------------------------------
Percentage.  Once a Distributor Indemnity Claim percentage
----------
has been established for a Distributor, the Distributor shall make any Distributor Indemnity Claims by submitting proof to the Trust that it has sustained an asbestos-related loss in a case which has been finally resolved by settlement, judgment or otherwise. Upon proof of such a loss, the Trust shall process and pay, in accordance with the procedures set forth in Section F, an amount equal to the Distributor Indemnity Claim percentage of such loss times the same pro rata share applicable to all Trust Claims, as described in Section G.

       Distributor Indemnity Claims shall be processed and paid by the Trust in FIFO order in a queue separate from the queues for other Trust Claims. The Trust, in consultation with counsel for the Manville Distributors Subclass, shall establish appropriate forms and procedures for processing Distributor Indemnity Claims.

          (f)  Processing Distributor Indemnity Claims With No
               -----------------------------------------------
Percentage.  Distributors who do not have the right to process
-----------
claims using a Distributor Indemnity Claim percentage shall present any Indemnity Claims to the Trust on a case-by-case basis. The Distributor must establish that the particular loss it suffered gives rise to a right of indemnity against the Trust under applicable law. The Trust shall value such claims as provided by applicable law. They shall be processed and paid their pro rata share in FIFO order, in accordance with the procedures set forth in Sections F and G. The Trust, in consultation with counsel for the Manville Distributors Subclass, shall establish appropriate forms and procedures for processing such Distributor Indemnity Claims.

          (g)  Distributor Information Confidential.  Any
               ------------------------------------
information submitted by a Distributor to the Trust pursuant to this subsection 7 (other than a proposed Distributor Indemnity
Claim percentage and the components thereof) shall be kept confidential by the Trust and shall not be disclosed to any other
Beneficiary.

       8. NO MODIFICATIONS WITHOUT CONSENT.  The terms of this
          --------------------------------
 Section H of this TDP may not be modified without the concurrence of the SCB. In addition, subsections 1-5 and 8-9 of this Section H may not be modified without the concurrence of counsel for the Co-Defendant Manufacturers Subclass and subsections 7-10 may not be modified without the concurrence of counsel for the Manville Distributors Subclass. In addition, any changes to subsections 1-5 of this Section H which would explicitly treat members of the Manville Distributors Subclass less favorably than members of the Co-defendant Manufacturers Subclass shall also require the concurrence of counsel for the Manville Distributors Subclass. No procedures relating to arbitration of Trust Claims, to be established pursuant to Section E of this TDP, shall be instituted or modified without the concurrence of counsel for the Co-Defendant Manufacturer Subclass; such counsel shall also receive the same notice, in the same form and at the same time, given to the SCB with respect to any matter for which the Trust must consult with, or seek the concurrence of, the SCB.

       9. APPLICABLE CLAIMS.  The provisions of this Section H
          -----------------
shall apply to all Contribution Claims and Indemnity Claims except those resolved pursuant to the Stipulation of Settlement, executed on July 25, 1994. The set-off provisions of this Section H, set forth in subsection 3, shall apply with respect to all cases tried among Trust beneficiaries after the effective date of this TDP, regardless of whether the plaintiff's Trust Claim was liquidated or otherwise resolved by the Trust prior to or after that date.

      10.CONCURRENCE AND CONSULTATION PROCEDURES.  The
          ---------------------------------------
 procedures set forth in Section J shall apply with respect to any matter as to which counsel for the Co-Defendant Manufacturers
Subclass or the Manville Distributors Subclass have concurrence or consultation rights under this Section H.

I.   ATTORNEYS' FEES.
     ---------------

       Attorneys' fees payable in connection with Trust Claims liquidated and paid through this TDP after this TDP is finally approved by the Courts, where calculated as a percentage of recovery, shall be the lower of the fee provided in the contract between claimant and counsel or 25%, exclusive of costs chargeable to the claimant. The recovery shall be measured by the actual payments from the Trust to the claimant, not the liquidated value of the claim. Legal fees shall be paid as payments to claimants are made by the Trust.

J.   CONSULTATION PROCEDURES; CONCURRENCE PROCEDURES;
     RESOLUTION OF DISPUTES INVOLVING CONCURRENCE OF THE SCB.
     -------------------------------------------------------

       1. CONSULTATION PROCEDURES.  With respect to any matter
          -----------------------
relating to the Trust as to which the SCB have expressly been given the right to be consulted, the Trust shall provide to the SCB, through their counsel, as much advance notice of such matter as is reasonably practicable in the circumstances. Upon such notice, the Trust will provide the SCB with such reasonable access to experts retained by the Trust and to the Trust staff as the SCB may reasonably request during the time that the Trust is considering such matter and will provide the SCB with the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with one or more Trustees and senior management of the Trust. In determining when to give such advance notice to the SCB with respect to a matter as to which the SCB have such consultation rights, the Trust will take into consideration the time required for the SCB, if they so wish, to engage and consult with their own independent financial or investment advisors as to such matter and to ask the Trust whether the Trust would be willing to bear the cost of such engagement and consultation (it being expressly understood and agreed that the Trust shall have no obligation or duty of any kind whatsoever to bear any such cost or otherwise to provide any such independent financial or investment advice). Unless the Trust shall, in its sole and absolute discretion, expressly elect in writing to bear some or all of such cost, any such engagement of or consultation with financial or investment advisors shall be at the SCB's sole cost and expense.

       2. CONCURRENCE PROCEDURES.  "Concurrence" means the
          ----------------------
 unconditional consent (expressed to the Trust in writing, if requested by the Trust, in form and substance reasonably satisfactory to the Trust) to a Trust action or decision as described by the Trust in its request for such concurrence. In any circumstance hereunder where the Trust makes a decision with respect to matters which require the concurrence of the SCB, the Trust shall:

     (i) provide the SCB and the Special Advisor with reasonable access to experts retained by the Trust and Trust staff during such time as the decision is being made;
     (ii) bring the proposed decision to the attention of the SCB and the Special Advisor; and
     (iii)provide the SCB no fewer than 45 days to comment with respect to such proposed decision.
       In the event the SCB disagree with the Trust's decision, they shall express their views as fully as possible to the Trust and make such counterproposal as may be appropriate. The Trust and SCB shall thereupon consult together with the Special Advisor in an effort to reach concurrence.

       3. DISPUTE RESOLUTION.
          ------------------
          (a) While it is anticipated that the mutual interests of the Trust and the SCB, together with the sharing of information which is envisioned under this TDP, are likely to yield concurrence whenever called for under this TDP, there may be situations where a genuine disagreement arises which would have the effect of preventing or permitting steps to be taken to which either the Trust or SCB do not agree. In such event, either the Trust or the SCB may request that the dispute be resolved and, pending resolution of the dispute, the actions in questions shall remain in abeyance.

          (b) If and when the Trust or the SCB shall ask that a dispute be resolved, the following procedure shall be applied:

     (i) the Trust and SCB may agree upon an individual to serve as a dispute resolver;
     (ii) if there is no agreement, the Special Advisor shall nominate three separate individuals to serve as the dispute resolver, selecting them based upon the Special Advisor's knowledge of the issues in dispute and of the competencies of the individuals to be selected;
     (iii)the Trust shall strike one of the three nominees;
     (iv) the SCB shall next strike one of the remaining two nominees; and
     (v) the remaining nominee shall serve as the dispute resolver and his/her decision shall be final and binding on the Trust and the SCB.

          (c) If the dispute resolver finds in favor of the Trust, the SCB shall be deemed upon the issuance of such finding to have given their concurrence to the matter for which their concurrence had been sought and had been withheld, and the SCB will execute and deliver such documents, and take such other action, as the Trust may reasonably request to evidence or confirm such concurrence.

          (d) In such a dispute resolution process, the Trust and the SCB shall have an opportunity to fully explain their positions to the dispute resolver and the Special Advisor shall be available to assist. The dispute resolver shall be empowered to engage such expert advice as he/she shall deem appropriate.

          (e) With respect to any matters that require the concurrence of the Legal Representative, the concurrence and dispute resolution procedures set forth herein shall apply and be followed with equal force with respect to the Legal Representative as they apply and are followed with respect to the SCB. Thus, when a dispute on such a matter arises, and the parties fail to agree on an arbitrator, the Special Advisor shall nominate four individuals to serve as the dispute resolver, and the Trust, the SCB, and the Legal Representative shall each strike one of the nominees.

          (f) In the event that a dispute involves distribution of Trust funds, any distribution of amounts covered by the dispute shall await conclusion of the dispute resolution process.

          (g) Any dispute relating to concurrence with respect to an amendment of the Trust Agreement or the Amended and Restated Supplemental Agreement dated as of November 15, 1990 between the Trust and the Company (the "Amended and Restated Supplemental Agreement") will be resolved in accordance with, and will otherwise be subject to, the special provisions with respect to such disputes set forth in Section K below.

K.   MISCELLANEOUS.
     -------------

       1. Except as provided in the next sentence and in Section H, all aspects of this TDP may be amended, altered or adjusted by the Trust to reflect changed circumstances, greater information and/or to improve procedures with the concurrence of the SCB, after consultation with the Special Advisor. The procedures set forth herein governing the pro rata share, the Scheduled Diseases, Categorization Criteria, and Scheduled Values set forth in Section D above, and the Maximum Values set forth in Attachment A, may be amended, altered or adjusted to reflect changed circumstances, greater information and/or improved procedures by the Trust, with the concurrence of the SCB and the Legal Representative, after consultation with the Special Advisor.

       2. Any amendment of the Trust Agreement or the Amended and Restated Supplemental Agreement will require the concurrence of the SCB, which concurrence shall not be unreasonably withheld or delayed. If the Trust believes that the SCB are unreasonably withholding or delaying such concurrence, the Trust shall have the right, at its option, either:

     (i) to seek an Order from the Courts permitting the Trust to make such amendment without the concurrence of the SCB, and if such Order is granted and becomes final and nonappealable, the Trust shall have the right to make such amendment without such concurrence; or
     (ii) to request that the dispute be resolved pursuant to the procedure for final and binding resolution of disputes involving concurrence of the SCB provided in Section J above; and in the case of a request pursuant to this clause (ii), the following terms shall apply:
          (A) the SCB, the Trust and the Special Advisor shall cause the dispute resolver to be selected within five days after such request is made, in accordance with subsection J.3(b)(i)-(v) above;
          (B) it shall be a condition to the selection of such dispute resolver that he/she agree to render his/her determination within ten days of his/her selection to act as dispute resolver for such dispute; and
          (C) the SCB and the Trust shall jointly direct such dispute resolver (and shall each use best efforts to cause and assist such dispute resolver) to make his/her final and binding determination, and to notify the parties thereof, within ten days after such selection is made.

       3. In the event that the positions of the SCB are no longer filled as described in the Manville Corporation Second Amended and Restated Plan of Reorganization, the appointment of three attorneys to fill that role shall be made from time to time by the President of the Association of Trial Lawyers of America or his/her designee. The Special Advisor shall be appointed from time to time by the Trust with the concurrence of the SCB. Initially, that role shall be filled by Mark Peterson, Esq.

       4. Subject to the terms of subsection G.4, the reasonable expenses of the SCB and the Legal Representative, together with the reasonable fees and expenses of their counsel, and the reasonable charges and expenses of the Special Advisor and of any dispute resolver, shall be borne by the Trust; provided, however, that if the Trust believes that any concurrence with respect to an amendment of the Trust Agreement or the Amended and Restated Supplemental Agreement is being unreasonably withheld or delayed, the Trust reserves the right to refuse to pay the fees and expenses of counsel to the SCB in connection therewith (including, without limitation, counsel fees and expenses incurred in connection with any opposition or challenge by the SCB or their clients to the action(s) with respect to which such concurrence is being withheld or delayed). However, if the SCB obtain an Order from the Courts directing the Trust to pay such fees and expenses on the ground that the Trust's refusal to do so is improper, and such Order becomes final and nonappealable (or if the Trust elects to have the dispute concerning such concurrence resolved pursuant to the Section J ADR Process as provided in subclause (ii) of this Section K and the dispute is resolved in favor of the SCB), the Trust will pay such fees and expenses as are specified in such final and nonappealable Order (or in the determination made by the dispute resolver).

       5. Solely with respect to those issues on which their concurrence is required under this TDP or on which the Trust is required to consult them, the Trust shall bear the reasonable fees and expenses of counsel for the Co-Defendant Manufacturers Subclass and the Manville Distributors Subclass subject to the same reservation applicable to the fees and expenses of the SCB set forth in Section K.4 above.

       6. No one acting in his/her capacity as one of the Trustees, the SCB, the Legal Representative, the Special Advisor, and/or dispute resolver shall be liable to any entity or person except for his/her own gross negligence or willful misconduct. Solely to the extent they are exercising their concurrence or consultation rights under this TDP, counsel for the Manville Distributors Subclass and the Co-Defendant Manufacturers Subclass shall have the same limitation on their liability.

                  ATTACHMENT A -- MAXIMUM VALUE
                  -----------------------------

       The Maximum Values listed below for each of the seven Scheduled Diseases represent a ceiling or upward limit on the liquidated value of any claim settled by individual evaluation or by arbitration, except for Extraordinary Claims as described in Section C. In addition, if a claimant litigates a claim and obtains a judgment in excess of the Maximum Value, any pro rata payment with respect to the excess amount will be made only from Pool B, which, as described in Section F, may never contain funds from which such payment can be made.

                                                       Maximum
  Category               Scheduled Disease             Value
  --------               -----------------             -------
         I            Bilateral Pleural Disease     $ 30,000
        II            Nondisabling Bilateral
                      Interstitial Lung Disease     $ 40,000
       III            Disabling Bilateral
                      Interstitial Lung Disease     $300,000
        IV            Other Cancer                  $200,000
         V            Lung Cancers (One)            $400,000
        VI            Lung Cancers (Two)            $400,000
       VII            Malignant Mesothelioma        $500,000

                                    ANNEX D TO
                                    AMENDED AND RESTATED
                                    TRUST AGREEMENT

                   Second Amended and Restated
                     Supplemental Agreement

          Incorporated by reference to Exhibit A to the Profit
Sharing Exchange Agreement constituting Exhibit 1 to Amendment
No. 10 to the Schedule 13D.